================================================================================
                                                                 Exhibit 10.1





                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                           Dated as of March 11, 2003
                                     between

                          LEUCADIA NATIONAL CORPORATION

                                      and

                              FLEET NATIONAL BANK,
                            as Administrative Agent,


                               JPMORGAN CHASE BANK
                              As Syndication Agent


                                      and

                              FLEET NATIONAL BANK,
                               JPMORGAN CHASE BANK
                                  HSBC BANK USA
                        ISRAEL DISCOUNT BANK OF NEW YORK,
                                  As the Banks


                                      with

                             FLEET SECURITIES, INC.,
                                   as Arranger

                                TABLE OF CONTENTS
                                -----------------

SECTION 1             DEFINITIONS
                      -----------

         1.1          Defined Terms.................................................................1
         1.2          Other Definitional Provisions................................................12

SECTION 2             REVOLVING CREDIT FACILITY
                      -------------------------

         2.1          Revolving Credit Commitment..................................................13
         2.2          Notes........................................................................14
         2.3          Procedure for Credit Borrowing...............................................14
         2.4.         Procedure for Optional Currencies............................................15
         2.5.         Interest Rate................................................................17
         2.6.         Conversion Options...........................................................17
         2.7.         Termination or Reduction of Commitment.......................................18
         2.8.         Increase in Total Commitment; Additional Banks...............................18
         2.9.         Prepayments..................................................................19
         2.10         Repayment of Loans...........................................................19

SECTION 3             SWING LINE FACILITY
                      -------------------

         3.1.         The Swing Line Loans.........................................................19
         3.2.         Notice of Borrowing..........................................................20
         3.3.         Interest on Swing Line Loans.................................................20
         3.4.         Repayment of Swing Line Loans................................................20
         3.5.         The Swing Line Note..........................................................21

SECTION 4             CERTAIN GENERAL PROVISIONS
                      --------------------------

         4.1.         Use of Proceeds..............................................................21
         4.2.         Facility Fee.................................................................21
         4.3.         Utilization Fee..............................................................22
         4.4.         Agents' Fees.................................................................22
         4.5.         Computation of Interest and Fees.............................................22
         4.6.         Inability to Determine Interest Rate.........................................22
         4.7.         Overdue Amounts; Interest Payments...........................................23
         4.8.         Payments.....................................................................23
         4.9.         Foreign Taxes................................................................23
         4.10.        Illegality...................................................................24
         4.11.        Additional Costs, Etc........................................................24
         4.12.        Indemnity....................................................................26


SECTION 5             REPRESENTATIONS AND WARRANTIES
                      ------------------------------

         5.1.         Financial Condition..........................................................26
         5.2.         No Change....................................................................27
         5.3.         Corporate Existence; Compliance with Law.....................................27
         5.4.         Corporate Power; Authorization; Enforceable Obligations......................27
         5.5.         No Legal Bar.................................................................27
         5.6.         No Material Litigation.......................................................28
         5.7.         No Default...................................................................28
         5.8.         Ownership of Property; Liens.................................................28
         5.9.         No Burdensome Restrictions...................................................28
         5.10.        Taxes........................................................................28
         5.11.        Federal Regulations..........................................................28
         5.12.        ERISA........................................................................29
         5.13.        Investment Company Act.......................................................29
         5.14.        Full Disclosure..............................................................29
         5.15.        Environmental Compliance.....................................................29
         5.16         Nonrecourse Indebtedness.....................................................30



SECTION 6             CONDITIONS PRECEDENT
                      --------------------

         6.1.         Conditions of Initial Loan...................................................30
         6.2.         Conditions to All Loans......................................................30

SECTION 7             AFFIRMATIVE COVENANTS
                      ---------------------

         7.1.         Financial Statements.........................................................31
         7.2.         Certificates; Other Information..............................................31
         7.3.         Payment of Obligations.......................................................32
         7.4.         Conduct of Business, and Maintenance of Existence............................32
         7.5.         Maintenance of Property, Insurance...........................................32
         7.6.         Inspection of Property; Books and Records; Discussions.......................33
         7.7.         Notices......................................................................33

SECTION 8             NEGATIVE COVENANTS
                      ------------------

         8.1.         Total Liquid Assets Ratio....................................................34
         8.2.         Maintenance of Consolidated Tangible Net Worth...............................34
         8.3.         Debt Leverage Ratio..........................................................35
         8.4.         Limitations on Liens.........................................................35
         8.5.         Prohibition of Fundamental Changes...........................................36
         8.6.         Acquisitions.................................................................36
         8.7.         Investments..................................................................37
         8.8.         Limitation on Contingent Obligations.........................................37
         8.9.         Limitation on Subsidiary Indebtedness........................................37
         8.10.        Transactions with Affiliates.................................................38

SECTION 9             EVENTS OF DEFAULT............................................................38
                      -----------------

SECTION 10            THE ADMINISTRATIVE AGENT
                      ------------------------

         10.1.        Authorization................................................................40
         10.2.        Employees and Administrative Agents..........................................40
         10.3.        No Liability.................................................................40
         10.4.        No Representations...........................................................41
         10.5.        Payments.....................................................................41
         10.6.        Holders of Notes.............................................................42
         10.7.        Indemnity....................................................................42
         10.8.        Administrative Agent as Bank.................................................42
         10.9.        Resignation..................................................................42
         10.10.       Notification of Defaults and Events of Default...............................42

SECTION 11            ASSIGNMENT, PARTICIPATION AND ADDITIONAL BANKS
                      ----------------------------------------------

         11.1.        Conditions to Assignment by Banks............................................42
         11.2.        Certain Representations and Warranties; Limitations; Covenants...............43
         11.3.        Register.....................................................................44
         11.4.        New Notes....................................................................44
         11.5.        Participations...............................................................44
         11.6.        Confidentiality..............................................................45
         11.7.        Assignee or Participant Affiliated with the Company..........................45
         11.8.        Miscellaneous Assignment Provisions..........................................46
         11.9.        Assignment by the Company....................................................46
         11.10.       Additional Banks.............................................................46

SECTION 12            MISCELLANEOUS

         12.1.        Consents, Amendments and Waivers.............................................47
         12.2.        Notices......................................................................47
         12.3.        No Waiver; Cumulative Remedies...............................................48
         12.4.        Survival of Representations and Warranties...................................48
         12.5.        Payment of Expenses..........................................................49
         12.6.        Indemnification..............................................................49
         12.7.        Successors and Assigns.......................................................49
         12.8.        Set-off......................................................................49
         12.9.        Termination..................................................................50
         12.10.       Counterparts.................................................................51
         12.11.       Governing Law................................................................51
         12.12.       Effective Date...............................................................51
         12.13.       Waiver of Jury Trial.........................................................52


Schedules
         Schedule 1                 List of Banks
         Schedule 4.1               Indebtedness To Be Repaid
         Schedule 5.15              Environmental Compliance
         Schedule 5.16              Nonrecourse Indebtedness
         Schedule 8.4               Permitted Liens

Exhibits
         Exhibit A                  Revolving Credit Note
         Exhibit B                  Swing Line Note
         Exhibit C                  Legal Opinion
         Exhibit D                  Officer's Certificate
         Exhibit E                  Assignment and Acceptance
         Exhibit F                  Instrument of Adherence

                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

     This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Agreement") is entered into as of February __, 2003, to become effective as of the Effective Date as defined in Section 13.13 hereof only upon satisfaction of the conditions specified therein, among LEUCADIA NATIONAL CORPORATION, a New York corporation (the "Company"), the lending institutions listed on Schedule 1 attached hereto (the "Banks"), FLEET NATIONAL BANK, as administrative agent for itself and the other Banks (the "Administrative Agent"), and JPMORGAN CHASE BANK, as syndication agent for itself and the other Banks (the "Syndication Agent"), amending and restating in its entirety the Amended and Restated Revolving Credit Agreement dated as of June 27, 2000, as amended by a First Amendment dated as of August 10, 2001, and a Second Amendment dated as of October 15, 2002 (as so amended, the "Prior Agreement") among the Company, the Banks, certain other banks, Fleet as the Administrative Agent, Chase as the Syndication Agent, and Bank of America National Trust and Savings Association as the Documentation Agent.

         SECTION 1.  DEFINITIONS
                     -----------

         1.1  Defined Terms.  As used in this Agreement, the following terms
              ------- -----
have the following meanings:

         "Additional Bank":  as defined in Section 2.8(c).
          ---------- ----

         "Administrative  Agent":  Fleet National Bank acting in the capacity of
          --------------  ------
Administrative  Agent for the Banks, or any successor in such capacity.

         "Affiliate":  any Person  that would be  considered  to be an
         -----------
affiliate of the Company under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Company were issuing securities.

         "Agreement":  this Amended and Restated  Revolving Credit  Agreement,
          ----------
as it may be further amended,  supplemented or modified from time to time.

         "Applicable Pricing": For any Interest Period, with respect to the
          ---------- -------
Eurocurrency Rate (applicable to Eurocurrency Loans pursuant to Section 2.5(a) hereof) and the Facility Fee, the rate per annum specified in the Rate Level row of the table below as the Eurocurrency Margin and Facility Fee Rate, respectively, opposite the Company's senior unsecured long-term debt ratings in effect on the last day of such Interest Period as assigned by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group ("Standard & Poor's"), respectively:


  Rate                Senior Unsecured         Eurocurrency     Facility Fee
  Level             Long-Term Debt Rating          Margin            Rate
  -----             ---------------------          ------            ----

    1            Baa1/BBB+                         0.50%            0.25%
    2            Baa2/BBB                          0.75%            0.25%
    3            Baa3/BBB-                         0.95%            0.30%
    4            Ba1/BB+                           1.15%            0.35%
    5            lower than Ba1/BB+                1.50%            0.50%


provided, however, (i) that the Eurocurrency Margin and Facility Fee Rate shall not be less than as set forth in Rate Level 2 above for the period commencing on the date hereof and ending on the date of receipt by the Administrative Agent of the Officer's Certificate referred to in Section 7.2(b) for the fiscal period ending March 31, 2003; (ii) in the event of a single split rating by such rating organizations, the higher rating will apply, and in the event of a double (or more) split rating by such rating organizations, the Eurocurrency Margin and Facility Fee Rate shall be as set forth in the next Rate Level below the Rate Level in which the highest rating falls; and (iii) if no rating is available on any date of determination from either Moody's or Standard & Poor's, the Eurocurrency Margin and Facility Fee Rate shall be as set forth in Rate Level 5. The Prime Rate is applicable (without margin) to Prime Rate Loans as specified in Section 2.5(b).

         "Assignment and Acceptance":  as defined in Section 13.1.
          ---------- --- ----------

         "Banking  Subsidiaries":  (i) so long as they are  Subsidiaries of the
         --------  -------------
Company, (x) American Investment Bank, N.A., and (y) American Investment Financial and (ii) any other Subsidiary of the Company taking Federal Deposit Insurance Corporation (or other similar entity) insured deposits.

         "Banks": at any time of reference thereto, those lending institutions
          -----
listed on Schedule 1 hereto (including without limitation the Swing Line Bank acting in such capacity) and any other Person who becomes an Assignee of any rights and obligations of a Bank pursuant to Section 11 hereof; and any one of the Banks individually, a "Bank".

         "Berkadia  Guaranty":  the  Guaranty by the  Company,  in the form
          --------  ---------
annexed as Exhibit A to the First  Amendment  to the Prior Agreement.

         "Borrowing Date": any Business Day specified in a notice pursuant to
          --------- -----
Sections 2.3, 3.2 or 3.4 as a date on which the Company requests (or is deemed to have requested) the Banks to make Revolving Credit Loans or the Swing Line Bank to make a Swing Line Loan hereunder.

         "Business Day": any day other than a Saturday or Sunday on which
          -------- ----
banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in addition, (i) if Eurocurrency Rate Loans denominated in Dollars are involved, a day which is also a day on which commercial banks are open for international business (including dealings in Dollar Deposits) in London or such other Eurocurrency Interbank Market as may be selected by the Administrative Agent in its sole discretion acting in good faith, and (ii) if Eurocurrency Rate Loans denominated in an Optional Currency are involved, a day on which dealings and exchange in Dollars and the relevant Optional Currency can be carried on in the relevant Eurocurrency Interbank Market and Dollar settlements of such dealings may be effected in New York, New York, London, England and, with respect to dealings and exchange in Yen, Tokyo, Japan.

         "Chase":  JPMorgan Chase Bank, formerly named The Chase Manhattan Bank,
          ------
in its individual capacity.

         "Code":  the Internal Revenue Code of 1986, as amended and in effect
          -----
from time to time.

         "Commitment":  with respect to each Bank,  the amount set forth herein
          ----------
as its commitment to make Loans to the Company as such amount may be reduced from time to time as provided herein.

         "Commitment Increase Request":  as defined in Section 2.8(a).
          ---------- -------- -------
                                       2

         "Commitment Percentage": with respect to each Bank, the percentage set
          ---------- ----------
forth beside its name in Schedule 1 (subject to adjustment upon any assignment permitted by Section 11 hereof, any increase of Total Commitment pursuant to
Section 2.8 and any admission of any Additional Bank pursuant to Section 11.10) as such Bank's percentage of the Total Commitment and such Bank's interest in the aggregate amount of all Swing Line Loans.

         "Commitment Period": the period from and including the date hereof to,
          ---------- -------
but not including, the Termination Date or such earlier date as the Commitment shall terminate as provided herein.

         "Commonly Controlled Entity": an entity, whether or not incorporated,
          -------- ---------- -------
which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

         "Company":  Leucadia National Corporation, a New York corporation.
          -------

         "Consolidated" or "consolidated": with reference to any term defined
          ------------      -------------
herein, that term as applied to the accounts of the Company and its Subsidiaries, consolidated in accordance with GAAP.

         "Consolidated Intangibles": at a particular date, all assets of the
          ------------ ------------
Company and its Subsidiaries, determined on a consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, unamortized debt discount and expense, unamortized organization and reorganization expense, costs in excess of the net asset value of acquired companies, patents, trade or service marks, franchises, trade names, goodwill and deferred tax assets. Notwithstanding anything to the contrary contained in the preceding sentence, Consolidated Intangibles shall not include deferred insurance policy acquisition costs or the value of life insurance in force.

         "Consolidated Net Worth": as to any Person at a particular date, all
          ------------ --- ------
amounts which should be included under shareholders' equity on a balance sheet of such Person and its Subsidiaries determined on a consolidated basis as at such date; provided that, in calculating shareholders' equity, marketable securities that have not suffered a decline in value (other than a decline of a temporary nature) shall be reflected at the amortized cost thereof and marketable securities that have suffered a decline in value considered to be other than temporary shall be reflected at the current value thereof. For purposes of this definition, the recorded value of the Company's outstanding preferred stock shall be included under shareholders' equity.

         "Consolidated Tangible Net Worth": at a particular date, the excess, if
          ------------ -------- --- ------
any, of Consolidated Net Worth over Consolidated Intangibles as at such date.

         "Contingent Obligation": as to any Person, any reimbursement obligation
          ---------- -----------
of such Person in respect of the face amount of all letters of credit for the account of such Person and (without duplication) all drafts thereunder (other than trade letters of credit or interest or currency swap transactions entered into in the ordinary course of business) and any obligation of such Person guarantying or in effect guarantying any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary
                                       3
obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business, (ii) indemnities granted in the ordinary course of business (including in connection with acquisitions and dispositions by the Company and/or its Subsidiaries), (iii) any insurance or reinsurance obligation of any Subsidiary of the Company entered into in the ordinary course of the insurance business of such Subsidiary, (iv) any guaranty by a Subsidiary of the Company of the obligation of another Subsidiary, if the guarantied obligation of the Subsidiary is reflected in the Company's consolidated financial statements as a liability, (v) any obligation reflected as a liability in the Company's consolidated financial statements, including without limitation the Company's obligations in respect of the TRUPS and (vi) any Indebtedness. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

          "Contractual Obligation": as to any Person, any provision of any
          ----------- -----------
security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Conversion Request":  as defined in Section 2.6(a).
          ---------- --------

         "Default":  any of the events  specified in Section 9, whether or not
          --------
any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Delinquent Bank": any Bank that fails to make available when due to
          ---------- -----
the Administrative Agent its pro rata share of any Loan, or fails to make available when due to the Swing Line Bank its pro rata share of any Swing Line Loan.

         "Dollar Equivalent": on any date of determination, with respect to any
          ------ -----------
amount denominated in Dollars, such amount in Dollars, and with respect to any amount denominated in a currency other than Dollars, the amount of Dollars (as conclusively ascertained by the Administrative Agent absent manifest error) which could be purchased with that amount of such other currency by the Administrative Agent in accordance with its normal banking practices in the London foreign currency deposit market at the spot rate of exchange prevailing at or about 11:00 a.m. (London time) on such date of determination.

         "Dollars or $": Dollars in lawful currency of the United States of
          ------- -- -
America.

         "Domestic Lending Office": initially, the office of each Bank
          -------- ------- -------
designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Prime Rate Loans.

         "Eligible Assignee": Any of (i) a commercial bank organized under the
          -------- ---------
laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $500,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution approved by the Administrative Agent, such approval not to be unreasonably withheld.

         "EMU":  The European Economic and Monetary Union formed pursuant to the
          ----
EU Treaties.

         "Entity":  any  partnership,   corporation,   limited  liability
          ------
company, business trust, joint stock company, trust, unincorporated association, joint venture or other business entity of whatever nature.

         "Environmental Laws": any judgment, decree, order, law, license, rule
          ------------- -----
or regulation of any Governmental Authority pertaining to protection of the environment, or any United States state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.

         "ERISA":  the Employee Retirement Income Security Act of 1974, as
          ------
amended from time to time.


         "Euro":  the lawful single currency of the member states of the EMU
          -----
adopted in accordance with the EU Treaties.

         "Eurocurrency Interbank Market": any lawful recognized market in which
          ------------ --------- -------
deposits of Dollars and the relevant Optional Currencies are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations or eurocurrency funding operations are customarily conducted.

         "Eurocurrency Lending Office": initially, the office of each Bank
          ------------ ------- -------
designated as such on Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurocurrency Rate Loans.

         "Eurocurrency Loans": Loans hereunder at any time of reference bearing
          ------------ ------
interest at a rate based upon the Eurocurrency Rate.

         "Eurocurrency Margin":  as specified in this Section 1.1 in the
          ------------ -------
definition of Applicable Pricing.

         "Eurocurrency Offered Rate": with respect to any Interest Period of any
          ------------ ------- -----
Eurocurrency Loan denominated in an Optional Currency, the rate per annum determined by the Administrative Agent at which deposits in the relevant Optional Currency for such Interest Period are offered, based on the offered rates appearing on Page 3750 of the Telerate Service (or any successor or substitute page of such service) as of 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Interest Period; provided that, if for any reason the Telerate quotation is unavailable, then the Eurocurrency Offered Rate shall be the rate per annum determined by the Administrative Agent at which deposits in the relevant Optional Currency for such Interest Period are offered, based on the information appearing on Reuters Page "LIBO" (or any successor or substitute page of such service) as of 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Interest Period; and, if for any reason both the Telerate and the Reuters quotations are unavailable, then the Eurocurrency Offered Rate shall be the rate per annum (rounded upwards to the nearest 1/16 of one percent) equal to the rate at which the Administrative Agent is offered deposits in the relevant Optional Currency, at or about 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Interest Period, in the Eurocurrency Interbank Market where the foreign currency and exchange operations or eurocurrency funding operations of the Administrative Agent are customarily conducted, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal (as nearly as may be) to the amount of the Eurocurrency Loan to which such Interest Period applies.

         "Eurocurrency Rate": with respect to the Interest Period of any
          ------------ -----
Eurocurrency Loan, the annual rate of interest (rounded upwards to the nearest 1/16 of one percent) determined by the Administrative Agent to be equal to (a) as to Loans denominated in Dollars, the Eurodollar Offered Rate, and as to Loans denominated in any Optional Currency, the Eurocurrency Offered Rate, divided by
(b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         "Eurocurrency Reserve Rate": for any day with respect to a Eurocurrency
          ------------ ------- -----
Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         "Eurodollar Offered Rate": with respect to any Interest Period of any
          ---------- ------- -----

Eurocurrency Loan denominated in Dollars, the rate per annum determined by the Administrative Agent at which deposits in Dollars for such Interest Period are offered, based on the offered rates appearing on Page 3750 of the Telerate Service (or any successor or substitute page of such service) as of 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Interest Period; provided that, if for any reason the Telerate quotation is unavailable, then the Eurocurrency Offered Rate shall be the rate per annum determined by the Administrative Agent at which deposits in Dollars for such Interest Period are offered, based on the information appearing on Reuters Page "LIBO" (or any successor or substitute page of such service) as of 11:00 a.m. (London time) two
(2) Business Days prior to the beginning of such Interest Period; and, if for any reason both the Telerate and the Reuters quotations are unavailable, then the Eurocurrency Offered Rate shall be the rate per annum (rounded upwards to the nearest 1/16 of one percent) equal to the rate at which the Administrative Agent is offered Dollar deposits at approximately 11:00 a.m. (London time) two
(2) Business Days prior to the beginning of such Interest Period, in the Eurocurrency Interbank Market where the eurodollar, foreign currency and exchange operations of the Administrative Agent are customarily conducted, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal (as nearly as may be) to the amount of the Eurocurrency Loan to which such Interest Period applies.

         "EU Treaties": The Treaty of Rome of 25 March, 1957, establishing the
          -- ---------
European Community, as amended by the Single European Act 1986 and by the Treaty on European Union signed at Maastricht on 1 February 1992, pursuant to which the European Union came into being on November 1, 1993 (the "Maastricht Treaty"), as further amended from time to time and in effect at any time of reference.

         "Event of Default": any of the events specified in Section 9, provided
          ----- -- -------
that any requirement for the giving of notice or the lapse of time, or both, or any other condition specified therein, has been satisfied.

         "Facility Fee":  as defined in Section 4.2.
          -------- ----

         "Facility Fee Rate":  as specified in this Section 1.1 in the
          -------- --- -----
definition of Applicable Pricing.

         "Fleet":  Fleet National Bank, a national banking association formerly
          ------
named BankBoston, N.A., in its individual capacity.

         "Foreign  Recipient":  any Bank or Participant  which is a recipient of
          -------  ----------
payments under Section 4.9 and that is organized under a jurisdiction other than the United States of America or a state thereof.

         "Foreign Taxes":  as defined in Section 4.9.
         -------- ------

         "Funded Debt": all Indebtedness of the Company and its Subsidiaries on
          ------ -----
a consolidated basis in respect of (i) Loans under this Agreement, and (ii) any other Indebtedness for borrowed money (other than Nonrecourse Debt); provided that Funded Debt shall not be deemed to include customer deposits of Banking Subsidiaries.

         "GAAP": (i) When used in Section 8 means generally accepted accounting
          -----
principles that are consistent with the accounting practices of the Company reflected in its financial statements for the fiscal year ended on December 31, 2001 referred to in Section 5.1, and (ii) when used in general, other than in
Section 8, means generally accepted accounting principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time.

         "Governmental Authority": any nation or government (other than
          ------------ ----------
Kazakstan, Kyrgyzstan, or Russia), any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government.

         "Hazardous Substances": hazardous waste, pollutants or contaminants,
          --------- -----------
toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

         "Indebtedness": as to any Person at a particular time, all items which,
          -------------
in conformity with GAAP, would be classified as liabilities on a balance sheet of such Person as at such time and which constitute (a) indebtedness for borrowed money or constituting the deferred purchase price of assets or other property, (b) obligations with respect to any conditional sale agreement or title retention agreement, (c) indebtedness arising under acceptance facilities and all drafts drawn under all letters of credit issued for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though it has not assumed or otherwise become liable for the payment thereof, (e) obligations under leases which have been, or under GAAP are required to be, capitalized, (f) obligations with respect to interest payable and (g) any asserted withdrawal liability of such Person or a Commonly Controlled Entity to a Multiemployer Plan.

         "Insurance Subsidiary":  Any Subsidiary of the Company licensed as an
          --------- -----------
insurance company.

         "Interest Payment Date": (a) as to any Prime Rate Loan, the last day of
          -------- ------- -----
each March, June, September and December and the Termination Date or such earlier date as the Commitment shall terminate as provided herein, and (b) as to any Eurocurrency Loan in respect of which the Interest Period is (i) three months or less, the last day of such Interest Period and (ii) more than three months, the date which is three months from the first day of such Interest Period and in addition the last day of such Interest Period.

         "Interest Period": with respect to each Loan, (i) initially, the period
          -------- -------
commencing on the Borrowing Date of such Loan and ending as set forth below in accordance with the Loan Request or SL Loan Request therefor, and (ii) thereafter each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending as set forth below in accordance with the Conversion Request relating thereto:

       (a)  for any Prime Rate Loan, the last day of the calendar quarter,

       (b) for any Eurocurrency Loan, the last day of the one, two, three or six month period selected in the Loan Request or Conversion Request,

       (c) for any Swing Line Loan, the maturity date specified in the SL Loan Request therefor, and

       (d) for any Loan, on such earlier day as may be required by the terms of this Agreement;

provided, that, all of the foregoing provisions relating to Interest Periods are
--------  ----
subject to the following:

          (I) if any Interest Period pertaining to a Eurocurrency Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (II) if any Interest Period pertaining to a Prime Rate Loan or Swing Line Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

          (III)if the Company shall fail to give notice by Conversion Request as provided in Section 2.6(a), then (A) for any Loan denominated in Dollars, the Company shall be deemed to have requested a conversion of the affected Eurocurrency Loan to a Prime Rate Loan and the continuance of all Prime Rate Loans as Prime Rate Loans on the last day of the then current Interest Period with respect thereto, and (B) for any Loan denominated in an Optional Currency, the Company shall repay such Loan on the last day of the then current Interest Period with respect thereto;

          (IV) any Interest Period pertaining to a Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (V) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date.


         "Investments":  any advance,  loan, extension of credit or capital
          ------------
contribution to, or purchase of any stocks, bonds, notes, debentures or other securities of, or any other investment in, any Person.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit
          -----

arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loan Request":  as defined in Section 2.3(a).
          ---- --------

         "Loans":  the Revolving Credit Loans and the Swing Line Loans; and any
          ------
one of such Loans individually, a "Loan".

         "Majority Banks": as of any date, the Banks holding at least fifty-one
          -------- ------
percent (51%) of the outstanding principal amount of the Revolving Credit Notes on such date; and if no such principal is outstanding, the Banks whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment.


         "Maximum Swing Line Loan Amount":  as defined in Section 3.1.
          ------- ----- ---- ---- ------

         "Multiemployer Plan":  a Plan which is a multiemployer plan as defined
          ------------- ----
in Section 4001(a)(3) of ERISA.

         "Nonrecourse Debt": (x) Indebtedness of any Subsidiary of the Company
          ----------- -----
which is not guaranteed by, is not secured by assets (other than assets of such Subsidiary) of, and does not otherwise have recourse to, the Company or its assets (other than assets of such Subsidiary) and (y) Indebtedness of the Company incurred to finance one or more assets of the Company, which Indebtedness has recourse only to such asset or assets for payment.

         "Note Record": the grid attached to a Revolving Credit Note or the
          ---- -------
Swing Line Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         "Notes":  the Revolving Credit Notes and the Swing Line Note; and any
          -----
one of such Notes individually, a "Note".

         "OC Request":  as defined in Section 2.4(a).
          -- -------

         "Optional Currency": any of the Euro, Sterling and Yen, so long as any
          -------- ---------
such currency is freely convertible into Dollars and is traded on any recognized interbank market selected by the Administrative Agent in good faith (the "Specified Optional Currencies"), and any currency other than Dollars and the Specified Optional Currencies which is freely convertible into Dollars and traded on any recognized interbank market selected by the Administrative Agent in good faith and which is requested by the Company and approved by each of the Banks.

         "Overnight Rate": for any day, (i) as to Loans denominated in Dollars,
          --------- -----
the weighted average interest rate paid for federal funds acquired by the Administrative Agent, and (ii) as to Loans denominated in an Optional Currency, the rate of interest per annum at which overnight deposits in the applicable Optional Currency in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by the Administrative Agent to major banks in the London interbank market.

         "Participant":  as defined in Section 11.5.
          ------------

         "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
          -----
to Subtitle A of Title IV of ERISA.


         "Permitted Distribution": any distribution to the Company's
          --------- -------------
shareholders of equity shares of one or more Subsidiaries, provided, that (i) the aggregate book value of such Subsidiary or Subsidiaries, when added together with the aggregate book value of all other Subsidiaries with respect to which such a Permitted Distribution has been effected from and after January 1, 2003, shall not exceed $200,000,000, and (ii) no Default or Event of Default exists at the time of declaration of such distribution or at the time of the consummation thereof, either before or after giving effect thereto.

         "Permitted Liens":  as defined in Section 8.4.
          --------- ------

         "Permitted Voluntary Proceeding": the commencement by the Company of a
          --------- --------- -----------
voluntary case or proceeding under Title 13, U.S. Code or any similar federal or state law for the relief of debtors with respect to any Subsidiary if (i) the sum of the Company's total investment at cost, after write-downs, in such Subsidiary and the Company's Contingent Obligations in respect of liabilities of such Subsidiary does not exceed $200,000,000, and (ii) the commencement of such case or proceeding does not create nor occasion any violation or noncompliance with other provisions of this Agreement.

         "Person":  an individual, Entity or Governmental Authority.
          ------

         "Plan":  any pension  plan which is covered by Title IV of ERISA and in
          -----
respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

         "Prime Rate": the interest rate per annum equal to the higher of (a)
          ----- -----
the rate of interest publicly announced by the Administrative Agent at its office at 100 Federal Street in Boston, Massachusetts from time to time as its prime or base rate (such rate not being intended as the lowest rate of interest charged by Fleet in connection with extensions of credit to debtors), and (b) one-half of one percentage point (0.5%) above the overnight Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

         "Prime Rate Loans":  Loans hereunder at any time of reference bearing
          ----- ---- -----
interest at a rate based upon the Prime Rate.

         "Prior Agreement":  as defined in the preamble.
          ----- ---------

         "Real Estate":  the real properties owned or leased by the Company or
          ---- -------
any of its Subsidiaries.

         "Recipient":  as defined in Section 12.9.
          ----------

         "Register":  as defined in Section 11.3.
          ---------

         "Reportable Event":  any of the events set forth in Section 4043(b) of
          ---------- -----
ERISA or the regulations thereunder.

         "Requirements of Law": as to any Person, the Certificate of
          ------------ -- ----
Incorporation and By-Laws or other organizational or governing documents of such Person, and (other than with respect to Kazakstan, Kyrgyzstan and Russia) any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer":  the Chairman of the Board of Directors,
          ----------- -------
President, Treasurer or any Vice President of the Company.

         "Revolving Credit Loans":  as defined in Section 2.1.
          --------- ------ -----

         "Revolving Credit Notes":  as defined in Section 2.2.
          --------- ------ -----

         "Same Day Funds": with respect to disbursements and payments in (i)
          ---- --- ------
Dollars, immediately available and freely transferable funds, and (ii) an Optional Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Optional Currency.

         "Shareholders' Equity": at any particular date, the total shareholders'
          ------------  -------
equity of the Company (including without limitation equity in respect of the Company's outstanding preferred stock, if any), determined on a consolidated basis in accordance with GAAP; provided that, if any Nonrecourse Debt is excluded from the computation of Funded Debt under Section 8.3, then, for purposes of determining Shareholders' Equity under Section 8.3, Shareholders' Equity shall be reduced (x) by the carrying value of the assets of the Company to which such Nonrecourse Debt has recourse, to the extent of such Nonrecourse Debt of the Company, and/or (y) by the Company's equity investment in any Subsidiary having such Nonrecourse Debt, to the extent of such Subsidiary's Nonrecourse Debt.

         "Single Employer Plan":  any Plan which is not a Multiemployer Plan.
          ------ -------- ----

         "SL Loan Request":  as defined in Section 3.2.
          -- ---- -------

         "Sterling":  Pounds Sterling in lawful currency for the time being of
          ---------
the United Kingdom.

         "Subsidiary":  as to any  Person,  any  Entity  which is  consolidated
          -----------
in such Person's consolidated financial statements determined in accordance with GAAP as in effect on December 31, 2001.

         "Syndication Agent": Chase acting in the capacity of syndication agent
          ------------------
for the Banks.

         "Swing Line Bank":  Fleet National Bank acting in such capacity under
          ----- ---- -----
Section 3 hereof, or any successor in such capacity.

         "Swing Line Loan":  any loan made by the Swing Line Bank pursuant to
          ----- ---- -----
Section 3.

         "Swing Line Loan Maturity Date":  as defined in Section 3.2.
          ----- ---- ---- -------- ----

         "Swing Line Note":  as defined in Section 3.5.
          ----- ---- -----

         "Taxes":  as defined in Section 4.11.
          ------

         "Terminating  Event":  any of the events  specified in Section 12.9,
          -----------  -----
whether or not any requirement for the lapse of time, or any other condition, has been satisfied.

         "Termination Date":  March 11, 2006.
          ----------- -----

         "Total Commitment":  the aggregate amount of the Commitments of the
          ----- -----------
Banks to make Loans to the Company as provided herein.

         "Total Current Obligations":  as defined in Section 8.1.
          ----- ------- -----------

         "Total Liquid Assets": as defined in Section 8.1.
          ----- ------ ------

         "Trading Day":  any day on which the principal  exchange or quotation
          ------- ----
system on which the Company's Common Shares are listed or traded, is open for trading.

         "TRUPS":  the $150,000,000 8.65% Capital Trust Pass-through  Securities
          ------
(of which $98,200,000 remains outstanding) issued in January 1997 by Leucadia Capital Trust I, all of the common capital securities of which are owned by the Company.

         "Type":  as to all or any portion of any Loan, its nature as a Prime
          -----
Rate Loan or Eurocurrency Loan.

         "Utilization Fee":  as defined in Section 4.3.
          ----------- ----

         "Utilized  Amount":  as of any date of determination,  the Dollar
          --------  ------
Equivalent of the sum of the aggregate principal amount of all Revolving Credit Loans outstanding and all Swing Line Loans outstanding on such date.

         "Voting  Stock":  as to the Company,  shares of stock having ordinary
          ------  -----
voting power (other than stock having such power only by reason of the happening of a contingency).

         "Yen":  the lawful currency for the time being of Japan.
          ---

         1.2. Other Definitional and Interpretive Provisions.

               (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto or thereto.

               (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

               (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

               (d)  Section,   schedule  and  exhibit  references  are  to  this
Agreement unless otherwise specified.

               (e) The singular includes the plural and the plural includes the singular.

               (f) The words "include", "includes" and "including" are not limiting.

               (g) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including".

               (h) A reference to any law includes any amendment or modification to such law.

               (i) A reference to any Person includes its permitted successors and permitted assigns.

               (j) This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

               (k) This Agreement is the result of negotiation among, and has been reviewed by counsel to, among others, the Administrative Agent and the Company and is the result of discussions and negotiations among all parties. Accordingly, this Agreement is not intended to be construed against the Administrative Agent or any of the Banks merely on account of the Administrative Agent's or any Bank's involvement in the preparation of such documents.

         SECTION 2.  REVOLVING CREDIT FACILITY
                     -------------------------

         2.1.  Revolving Credit Commitment.
               ----------------------------

               (a) Subject to the terms and conditions hereof, each of the Banks severally agrees to make revolving credit loans (individually, a "Revolving Credit Loan" and, collectively the "Revolving Credit Loans") in Dollars and/or Optional Currency to the Company from time to time during the Commitment Period, upon notice by the Company to the Administrative Agent given in accordance with
Section 2.3 hereof and subject to the following paragraphs (b) and (c), in an amount equal to such Bank's Commitment Percentage of the aggregate principal amount of Loans requested in the Company's notice. The respective amount of each Bank's Commitment and its Commitment Percentage shall be as set forth in
Schedule 1 attached hereto.

               (b) Notwithstanding any other provision of this Agreement but subject to the following paragraph (c) of this Section 2.1, at no time shall the Dollar Equivalent of the sum of the aggregate principal amount of all Revolving Credit Loans outstanding (after giving effect to all Loans requested) and all Swing Line Loans outstanding exceed the Total Commitment of the Banks then in effect. The Dollar Equivalent of the principal amount of the Revolving Credit Loans outstanding from each Bank to the Company shall not at any time exceed in the aggregate an amount (after giving effect to all Loans requested) equal to such Bank's Commitment Percentage times (i) the Total Commitment minus (ii) the sum of the aggregate principal amount of all Swing Line Loans outstanding. Within the foregoing limits, and subject to all of the other terms and conditions set forth in this Agreement, the Company may borrow, prepay pursuant to Section 2.7 hereof, and reborrow Revolving Credit Loans.

               (c) Notwithstanding the foregoing, each of the Banks agrees to, on one or more occasions during the Commitment Period, and regardless of whether the conditions set forth in Section 6 are satisfied, make Revolving Credit Loans to the Company solely for the purposes of repaying Swing Line Loans pursuant to
Section 3.4 hereof. Section 3 hereof shall govern the Company's obligations with respect to Swing Line Loans. In the event that any advances of Revolving Credit Loans pursuant to this Section 2.1(c) cause the sum of the aggregate principal amount of Revolving Credit Loans and Swing Line Loans outstanding to exceed the Total Commitment then in effect, the Company shall immediately prepay such excess amount together with any interest accrued thereon.

               (d) The Revolving Credit Loans may be Eurocurrency Loans or Prime Rate Loans, or combinations thereof, as determined by the Company and notified to the Administrative Agent and the Banks in accordance with Section 2.3; provided that no Eurocurrency Loan shall be made with an Interest Period extending beyond the Termination Date. Each Prime Rate Loan or Swing Line Loan shall be denominated in Dollars, and each Eurocurrency Loan shall be denominated in Dollars or, subject to Section 2.4 hereof, in an Optional Currency. Eurocurrency Loans shall be made and maintained by the Administrative Agent for the accounts of the Banks at its Eurocurrency Lending Office, and Prime Rate Loans shall be made and maintained by the Administrative Agent for the accounts of the Banks at its Domestic Lending Office.

         2.2. Notes. The  Revolving  Credit  Loans  made  pursuant  hereto  are
              -----
evidenced by separate promissory notes of the Company, substantially in the form of Exhibit A (together with any promissory notes in substantially such form issued in substitution or replacement therefor, the "Revolving Credit Notes" or, in the singular, a "Revolving Credit Note"); one Revolving Credit Note being payable to the order of each Bank in a principal amount equal to such Bank's Commitment and representing the obligation of the Company to pay to such Bank the amount of the Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by such Bank hereunder, plus accrued interest thereon, as set forth below. Each Bank is hereby authorized to record the date and amount of its Revolving Credit Loan, the maturity date thereof, the date and amount of each repayment of principal thereof, and, in the case of Eurocurrency Loans, the interest rate with respect thereto, on such Bank's Note Record. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Note Record shall not limit or otherwise affect the actual amount of the obligations of the Company hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         2.3.  Procedure for Revolving Credit Borrowing.
               -----------------------------------------

               (a) The Company may borrow Revolving Credit Loans under the Commitments during the Commitment Period on any Business Day; provided, that, the Company shall give the Administrative Agent irrevocable notice (a "Loan Request"), which notice must be in writing (or by confirmed electronic communication or by telephone confirmed in writing) and must be received by the Administrative Agent (i) prior to 10:00 A.M., Boston time three (3) Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, and (ii) prior to 12:00 noon Boston time one (1) Business Day prior to the requested Borrowing Date, in the case of Prime Rate Loans, specifying (A) the principal amount of the Revolving Credit Loan requested, stated in either Dollars or (subject to Section 2.4) an Optional Currency, (B) the requested Borrowing Date, (C) whether the borrowing is to be a Eurocurrency Loan or a Prime Rate Loan, or a combination thereof (and, if a Eurocurrency Loan denominated in an Optional Currency is requested, such Loan Request must also comply with the requirements of an OC Request pursuant to Section 2.4 hereof), and (D) the length of the Interest Period for each Eurocurrency Loan included in such notice. No more than ten (10) Eurocurrency Loans with different Interest Periods shall be outstanding at one time. Promptly upon receipt of such notice, the Administrative Agent shall notify each of the Banks thereof. Each borrowing of Prime Rate Loans pursuant to the Commitments shall be in a minimum aggregate principal amount equal to the lesser of (i) $5,000,000 and integral multiples of $250,000 in excess thereof, and (ii) the aggregate amount of the Total Commitment in excess of the sum of all Loans outstanding. Each borrowing of

Eurocurrency Loans pursuant to the Commitments shall be in a minimum amount equal to $5,000,000 and shall be in an integral multiple of $500,000 in excess thereof.


               (b) Not later than 2:00 P.M. (Boston time) on any requested Borrowing Date (including without limitation pursuant to notice under Section
3.4 with regard to the repayment of any Swing Line Loan), each of the Banks will make available to the Administrative Agent, at its head office, in immediately available funds, the amount of the Revolving Credit Loan to be loaned by it on such Borrowing Date. Upon receipt from each Bank of the amount of its Revolving Credit Loan, the Administrative Agent will make the aggregate amount of such Revolving Credit Loans available to the Company. The failure or refusal of any Bank to make available to the Administrative Agent at the aforesaid time on any Borrowing Date the amount of the Revolving Credit Loan to be made by such Bank shall not relieve any other Bank from its several obligations hereunder to make its respective Commitment Percentage of any requested Loans.

               (c) The Administrative Agent may (unless notified to the contrary by a Bank prior to a Borrowing Date) assume that each Bank has made available to the Administrative Agent on such Borrowing Date such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Borrowing Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Company a corresponding amount. If any Bank makes available all or any portion of such amount to the Administrative Agent on a date after such Borrowing Date, then such Delinquent Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the Overnight Rate for each day included in such period, times (ii) the amount equal to the lesser of such Bank's Commitment Percentage of such borrowing or the portion thereof made available after such Borrowing Date, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's Commitment Percentage of such borrowing shall become immediately available to the
Administrative Agent, and the denominator of which is 365. A statement of the Administrative Agent submitted to any Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing. If any portion of such Bank's Commitment Percentage of such Loan is not in fact made available to the Administrative Agent by such Bank within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount from the Company on demand, with interest thereon at the rate per annum applicable to the Loans made on such Borrowing Date.

               (d) If the Administrative Agent, for the account of a Bank, makes a new Revolving Credit Loan on a day on which the Company is to repay all or any part of any outstanding Revolving Credit Loan denominated in the same currency from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment, and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Company or remitted by the Company to such Bank as provided in
Section 4.8, as the case may be.

         2.4.  Procedure for Optional Currencies.
               --------- --- -------- ----------

               (a) Request for Optional Currency. Subject to the limitations
                   ------- --- -------- --------
set forth in Section 2.1, the Company may upon not less than three (3) Business Days' notice to the Administrative Agent (an "OC Request"), request that one or more Revolving Credit Loans be made as Eurocurrency Loans in an Optional Currency, provided that any Eurocurrency Loan requested shall be in an amount not less than $5,000,000, and shall be in an integral multiple of $500,000 in excess thereof. Each OC Request shall be in writing (or by confirmed electronic communication or by telephone confirmed in writing) and shall specify (in addition to compliance with the requirements of a Loan Request pursuant to
Section 2.3(a)): (i) the Optional Currency in which the Eurocurrency Loan is requested to be made and (ii), in the case of an Optional Currency which is the legal tender of a country in which the Administrative Agent has no office, the Company's account with a depository in such country to which payment of the proceeds of such Eurocurrency Loan is requested to be made. If any Bank, on or prior to the second (2nd) Business Day preceding the first day of any Interest Period for which an OC Request has been delivered requesting a Eurocurrency Loan in an Optional Currency or on any funding date, determines (which determination shall be conclusive) that the Optional Currency requested is not freely transferable and convertible into Dollars or that it will be impracticable for such Bank to fund the requested Revolving Credit Loan in such Optional Currency, then such Bank shall so notify the Administrative Agent, which notification shall be given immediately by the Administrative Agent to the Company, and such Bank's portion of the requested Revolving Credit Loan shall, notwithstanding any contrary election by the Company or any other provisions hereof, be denominated in Dollars as a Prime Rate Loan unless the Company, one (1) Business Day prior to the commencement of such Interest Period and by notice complying with the requirements of Section 2.3(a) hereof, elects to have such Bank's Revolving Credit Loan denominated in Dollars as a Eurocurrency Loan. In the event that the Company repays such portion of a Revolving Credit Loan denominated in Dollars as a Prime Rate Loan or a Eurocurrency Loan, as the case may be, in accordance with
Section 2.7 and such repayment results in Revolving Credit Loans outstanding that are not pro rata in accordance with the Commitment Percentages of the Banks, then all subsequent principal repayments denominated in the Optional Currency which the applicable Bank did not advance shall be made by the Company to the Administrative Agent for the respective accounts of such Banks other than the Bank which did not advance the Optional Currency on a pro rata basis until such time as the Revolving Credit Loans are outstanding on a pro rata basis. Subject to the foregoing and to the satisfaction of the terms and conditions of
Section 6, each Revolving Credit Loan requested to be made in an Optional Currency shall be made on the date specified therefor in the related Loan Request, in the currency requested in the related OC Request and, upon being so made, will have the Interest Period requested in the related Loan Request.

               (b) Exchange Rate. For purpose of this Agreement the amount
                   -------- ----
in one currency which shall be equivalent on any particular date to a specified amount in another currency shall be that amount (as conclusively ascertained by the Administrative Agent by its normal banking practices, absent manifest error) in the first currency which is or could be purchased by the Administrative Agent in accordance with its normal banking practices with such specified amount in the second currency in any recognized Eurocurrency Interbank Market selected by the Administrative Agent in good faith for delivery on such date at the spot rate of exchange prevailing at 10:00 a.m. (Boston time), or as soon thereafter as practicable, on such date.

               (c) Denominations. In the event that any portion of the funds
                   -------------
available under the terms of this Agreement is denominated in an Optional Currency, the Dollar Equivalent of such portion of the funds shall be calculated pursuant to Section 2.4(b) above. The amount so determined shall then be added to the amount already outstanding in Dollars for the purpose of determining the remaining availability of funds under Section 2.1 hereof and any required repayments under the following Section 2.4(d).

               (d) Repayment. If at any time prior to the Termination Date
                   ---------
the Dollar Equivalent of the aggregate principal amount outstanding of all Revolving Credit Loans and Swing Line Loans shall exceed the Total Commitment for three (3) or more consecutive Business Days as a result of fluctuations in applicable conversion rates between Dollars and any Optional Currencies, the Company shall pay or cause to be paid immediately, upon demand made by the Administrative Agent, such amounts as are sufficient to eliminate such excess and to reduce the aggregate principal amount outstanding to the Dollar Equivalent of the Total Commitment. In the event there are any Revolving Credit Loans outstanding which are denominated in an Optional Currency, the Administrative Agent shall provide the Banks and the Company with calculations on the last day of each calendar month that such Loans are outstanding as to the Dollar Equivalents of such Revolving Credit Loans.

               (e) Funding. Each Bank may make any Eurocurrency Loan
                   -------
denominated in an Optional Currency by causing any of its foreign branches or foreign affiliates to make such Eurocurrency Loan (whether or not such branch or affiliate is named as a lending office on the signature pages hereof); provided that in such event the obligation of the Company to repay such Eurocurrency Loan shall nevertheless be to such Bank and shall, for all purposes of this Agreement (including without limitation for purposes of the definition of the term
"Majority Banks") be deemed made by such Bank, to the extent of such Eurocurrency Loan, for the account of such branch or affiliate.

         2.5.  Interest Rate.
               -------------

               (a) Each Eurocurrency Loan shall bear interest, for the period commencing on the Borrowing Date thereof and ending on the last day of the Interest Period with respect thereto, on the unpaid principal amount thereof at a rate per annum equal to the Eurocurrency Rate determined by the Administrative Agent for the Interest Period therefor plus the Eurocurrency Margin (as set forth in the Applicable Pricing).

               (b) Each Prime Rate Loan shall bear interest for the period commencing on the Borrowing Date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate.

         2.6.   Conversion Options.
                ------------------

               (a) The Company may elect from time to time, by request (a "Conversion Request") in writing (or by confirmed electronic communication or by telephone confirmed in writing), to convert any outstanding Loan (other than a Swing Line Loan) denominated in Dollars to a Loan of another Type denominated in Dollars, provided that (i) with respect to any such conversion of a Eurocurrency Loan to a Prime Rate Loan, the Company shall give the Administrative Agent at least one (1) Business Day prior written notice of such election; (ii) with respect to any such conversion of a Prime Rate Loan to a Eurocurrency Loan, the Company shall give the Administrative Agent at least three (3) Business Days' prior written notice of such election; (iii) with respect to any such conversion of a Eurocurrency Loan into a Prime Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto, and (iv) no Prime Rate Loan may be converted into a Eurocurrency Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its portion of such Loans to its Domestic Lending Office or its Eurocurrency Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any conversion shall comply with the minimum aggregate principal amount requirements set forth in Section 2.3(a). Each Conversion Request relating to the conversion of a Prime Rate Loan to a Eurocurrency Loan shall be irrevocable by the Company.

               (b) Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in Section 2.6(a) hereof; provided that (i) as to any Eurocurrency Loan denominated in Dollars, no such Eurocurrency Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the account have actual knowledge; and (ii) as to any Eurocurrency Loan denominated in an Optional Currency, no such Eurocurrency Loan may be continued as such when any Default or Event of Default has occurred or is continuing, but shall be repaid by the Company on the last day of the Interest Period relating thereto. In the event that the Company fails to provide any Conversion Request with respect to the continuation of any Eurocurrency Loan as such, then (x) as to any Eurocurrency Loan denominated in Dollars, such Eurocurrency Loan shall be automatically converted to a Prime Rate Loan on the last day of the first
Interest  Period  relating  thereto,   and  (y)  as  to  any  Eurocurrency  Loan
denominated in an Optional Currency, such Eurocurrency Loan shall be repaid on the last day of the Interest Period relating thereto. The Administrative Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.6(b) is scheduled to occur.


               (c) Any conversion to or from Eurocurrency Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurocurrency Loans having the same Interest Period shall not be less than $5,000,000 or a whole multiple of $500,000 in excess thereof (or, in the case of Eurocurrency Loans denominated in an Optional Currency, that whole number which is nearest to the Dollar Equivalent of $5,000,000 or $500,000, as the case may be, rounded to the nearest one thousandth). No more than ten (10) Eurocurrency Loans with different Interest Periods shall be outstanding at one time.

         2.7. Termination or Reduction of Commitment. The Company shall have the
              ----------- -- --------- -- ----------
right, upon not less than five (5) Business Days' notice to the Administrative Agent, to terminate the Total Commitment or, from time to time, reduce the amount of the Total Commitment, provided, that, (i) each reduction (other than a termination) shall be in a minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof, (ii) no such reduction or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the Total Commitment then in effect and
(iii) each Bank's Commitment shall be reduced proportionately. Termination of the Commitments shall also terminate the obligation of the Banks to make Loans. The portions of Commitments once terminated or reduced may not be reinstated.

         2.8. Increase of Total Commitment; Additional Banks. The Company shall
              -------- -- ----- ----------  ---------- -----
have the right upon one or more occasions by written notice to the Administrative Agent (a "Commitment Increase Request") to request an increase in the Total Commitment (the amount of increase requested on any occasion being referred to herein as the "Increase Amount"), up to a maximum Total Commitment of $175,000,000; provided that, at the time of the Commitment Increase Request and at the time such request would become effective, no Default or Event of Default has occurred and is continuing or would exist after giving effect to such increase in the Total Commitment. Following a Commitment Increase Request, one or more other Entities which would qualify as an Eligible Assignee (an "Additional Bank") and which are acceptable to each of the Administrative Agent and Company may be admitted as a Bank party to this Agreement in accordance with the provisions of Section 11.10, provided that the Commitment of any such Additional Bank shall not be less than $10,000,000 nor greater than the difference between the new Total Commitment and the aggregate Commitments of the other Banks (including the Commitment of any other Additional Bank being admitted at the same time as a Bank party to this Agreement). Any such increase in the Total Commitment shall become effective only upon written notice by the Administrative Agent to the Company and the Banks specifying the effective date of such increase in Total Commitment, together with a revised Schedule 1 stating the new Total Commitment, and, in respect thereof, the Commitment Amount of each Additional Bank, the respective continuing Commitment Amounts of the other Banks and the new Commitment Percentages of the Banks. Upon the effective date of the increased Total Commitment, each Additional Bank shall make all (if any) such payments to the other Banks as may be necessary to result in the respective Revolving Credit Loans held by such Additional Bank and the other Banks being equal to such applicable Bank's Commitment Percentage (as set forth in the revised Schedule 1) of the aggregate principal amount of all Revolving Credit Loans outstanding as of such date. The Company hereby agrees that any Additional Bank so paying any such amount to the other Banks pursuant to the preceding sentence shall be entitled to all the rights of a Bank having Commitments hereunder in respect of such amounts, that such payments to such other Banks shall thereafter constitute Revolving Credit Loans made by such Additional Bank hereunder and that such Additional Bank may, to the fullest extent permitted by law, exercise all of its right of payment (including the right of set-off) with respect to such amounts as fully as if such Additional Bank had initially advanced to the Company directly the amount of such payments. If any such adjustment payments pursuant to the preceding sentences of this Section 2.8 are made by an Additional Bank to other Banks at a time other than the end of an Interest Period in the case of all or any portion of Revolving Credit Loans constituting Eurocurrency Loans, the Company shall pay to each of the Banks receiving any such payment, at the time that such payment is made pursuant to
Section 2.8, the amount that would be required to be paid by the Company pursuant to Section 4.12 had such payments been made directly by the Company.

         2.9. Prepayments. The Company may (i) at any time and from time to time
              -----------
prepay the Prime Rate Loans, in whole or in part, without premium or penalty and
(ii) subject to payment of the amounts set forth in Section 4.12, prepay the Eurocurrency Loans, in either case upon at least one Business Day's irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans or Prime Rate Loans, or a combination thereof, and if of a combination thereof, the amount of prepayment allocable to each. If such notice is given, the Administrative Agent shall thereupon transmit such notice to the Banks, the Company shall make such prepayment to the Administrative Agent for the accounts of the Banks, and the prepayment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an amount equal to $100,000 or a whole multiple thereof and may only be made if, after giving effect thereto, Section
2.7 shall not have been contravened, and each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practical to equalize any prior prepayments not exactly in proportion.

         2.10. Repayment of Loans. The Company will pay to the Administrative
               --------- -- -----
Agent for the accounts of the Banks the unpaid principal amount of each Revolving Credit Loan, to the extent not converted or continued pursuant to
Section 2.6, on the last day of the Interest Period therefor. On the Termination Date, there shall become absolutely due and payable and the Company will pay all of the Revolving Credit Loans outstanding, together with any and all accrued and unpaid interest thereon.

         SECTION 3.  SWING LINE FACILITY
                     -------------------

         3.1. The Swing Line Loans. Subject to the terms and conditions
              --- ----- ---- -----
hereinafter set forth, upon notice by the Company made to the Swing Line Bank in accordance with Section 3.2 hereof, the Swing Line Bank agrees to lend to the Company Swing Line Loans on any Business Day during the Commitment Period in an aggregate principal amount not to exceed $10,000,000 (the "Maximum Swing Line Loan Amount"). Each Swing Line Loan shall be in such minimum amount as determined by the Swing Line Bank. Notwithstanding any other provisions of this Agreement and in addition to the limit set forth above, (a) at no time shall the aggregate principal amount of all outstanding Swing Line Loans exceed the Total Commitment of the Banks then in effect minus the aggregate principal amount of all Revolving Credit Loans outstanding, provided however that, subject to the limitations set forth in this Section, from time to time the sum of the aggregate outstanding Swing Line Loans plus all outstanding Revolving Credit Loans made by the Swing Line Bank may exceed the Swing Line Bank's Commitment then in effect.

         3.2. Notice of Borrowing. When the Company desires the Swing Line Bank
              ------ -- ---------
to make a Swing Line Loan, it shall give to the Administrative Agent and the Swing Line Bank irrevocable notice (a "SL Loan Request"), which notice must be in writing (or by confirmed electronic communication or by telephone confirmed in writing), and which shall set forth the principal amount of the proposed Swing Line Loan and the date on which the proposed Swing Line Loan would mature (the "Swing Line Loan Maturity Date") which shall be not earlier than the first day after the Borrowing Date nor later than the third day after the Borrowing Date thereof, and in no event shall be later than the last day of the Commitment Period. Each such Loan request must be received by the Swing Line Bank not later than 3:00 p.m. (Boston time) on the date of the proposed borrowing. Each Swing Line Loan request shall be irrevocable and binding on the Company and shall obligate the Company to borrow the Swing Line Loan from the Borrowing Date thereof. Upon satisfaction of the applicable conditions set forth in this Agreement, on the proposed Borrowing Date the Swing Line Bank shall make the Swing Line Loan available to the Company by 5:00 p.m. (Boston time) on the proposed Borrowing Date by crediting the amount of the Swing Line Loan to the Company's account maintained with the Administrative Agent at the Head Office; provided that the Swing Line Bank shall not advance any Swing Line Loans after it has received notice that a Default or Event of Default has occurred and has not been cured or waived in accordance with the provisions of this Agreement. The Swing Line Bank shall not be obligated to make any Swing Line Loans at any time when any Bank is a Delinquent Bank unless the Swing Line Bank has entered into arrangements satisfactory to it to eliminate the Swing Line Bank's risk with respect to such Delinquent Bank, including by cash collateralizing such Delinquent Bank's Commitment Percentage of the outstanding Swing Line Loans and any such additional Swing Line Loans to be made.

         3.3. Interest on Swing Line Loans. Each Swing Line Loan shall bear
              -------- -- ----- ---- -----
interest from the Borrowing Date thereof until the Swing Line Loan Maturity Date thereof at the rate quoted by the Administrative Agent in its sole discretion (which shall not be greater than the then applicable Prime Rate) at the time the request for such Swing Line Loan is made.

         3.4. Repayment of Swing Line Loans. The Company shall repay each
              --------- -- ----- ---- -----
outstanding Swing Line Loan on the Swing Line Loan Maturity Date. Upon notice by the Swing Line Bank on any Business Day, the Company shall be deemed irrevocably to have requested, and each of the Banks hereby agrees to make, a Revolving Credit Loan bearing interest at the Prime Rate to the Company on the next succeeding Business Day following such notice, in an amount equal to such Bank's Commitment Percentage of the aggregate amount of all Swing Line Loans outstanding. The proceeds thereof shall be applied directly to repay the Swing Line Bank for such outstanding Swing Line Loans. In the event that it is impracticable for such Revolving Credit Loan to be made for any reason on the date otherwise required above, then each Bank hereby agrees that it shall forthwith purchase (as of the date such Revolving Credit Loan would have been made, but adjusted for any payments received from the Company on or after such date and prior to such purchase) from the Swing Line Bank, and the Swing Line Bank shall sell to each Bank, such participations in the Swing Line Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Banks to share in such Swing Line Loans pro rata based on their respective Commitment Percentages by making available to the Swing Line Bank an amount equal to such Bank's participation in the Swing Line Loans; provided that all interest payable on the Swing Line Loans shall be for the account of the Swing Line Bank as a funding and administrative fee until the date as of which the respective participation is purchased. The obligation of each Bank to make such Revolving Credit Loan, or as the case may be to purchase such participation in a Swing Line Loan, upon one Business Day's notice as set forth above, is absolute, unconditional and irrevocable notwithstanding (i) that the amount of such Loan may not comply with the applicable minimums set forth in
Section 2.3 hereof, (ii) the failure of the Company to meet the conditions set forth in Section 6 hereof, (iii) the occurrence or continuance of a Default or an Event of Default hereunder, (iv) the date of such Revolving Credit Loan or participation, and (v) the Commitment of the Swing Line Bank in effect at such time.

         3.5. The Swing Line Note. The obligation of the Company to repay the
              --- ----- ---- ----
Swing Line Loans made pursuant to this Agreement and to pay interest thereon as set forth in this Agreement shall be evidenced by a promissory note of the Company with appropriate insertions substantially in the form of Exhibit B attached hereto (the "Swing Line Note"), of even date herewith and payable to the order of the Swing Line Bank in a principal amount stated to be the lesser of (i) the Maximum Swing Line Loan Amount, or (ii) the aggregate principal amount of Swing Line Loans at any time advanced by the Swing Line Bank and outstanding thereunder. The Company irrevocably authorizes the Swing Line Bank to make or cause to be made, at or about the time of the Borrowing Date of any Swing Line Loan or at the time of receipt of any payment of principal on the Swing Line Note, an appropriate notation on the Note Record reflecting the making of such Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Line Loans set forth on such Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Line Bank, but the failure to record, or any error in so recording, any such amount on such Note Record shall not limit or otherwise affect the actual amount of the obligations of the Company hereunder or under the Swing Line Note to make payments of principal of or interest on the Swing Line Note when due.

         SECTION 4.  CERTAIN GENERAL PROVISIONS
                     --------------------------

         4.1. Use of Proceeds. The Company shall use the proceeds of the Loans
              --- -- --------
to refinance existing debt set forth on Schedule 4.1 and for general corporate purposes in the ordinary course of its business. No part of the proceeds of any Loans hereunder will be used (a) for "purchasing" or "carrying" any "margin security" or "margin stock" within the respective meanings of each of the quoted terms under Regulations U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect unless (i) the Company shall have theretofore furnished to the Banks a statement on Federal Reserve Form U-1 with respect to such Loans or (ii) not more than 25% of the value of the assets of either the Company or the Company and its Subsidiaries on a consolidated basis, respectively, is represented by "margin stock" as so defined, or (b) for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System.

         4.2. Facility Fee. The Company agrees to pay to the Administrative
              -------- ---
Agent  for the  accounts  of the  Banks  in  accordance  with  their  respective
Commitment Percentages a facility fee (the "Facility Fee") calculated at the Facility Fee Rate (as set forth in the Applicable Pricing) on the amount of the Total Commitment, payable quarterly in arrears on each June 30, September 30, December 31 and March 31, and the Termination Date or such earlier date as the Commitment shall terminate as provided herein (without regard to whether any Loans by any of the Banks is or have been outstanding and whether the availability of any Bank's Commitment is or has been reduced by outstanding Swing Line Loans).

         4.3. Utilization Fee. For each day on which the Utilized Amount exceeds
              ----------- ---
33.33% of the Total Commitment as in effect on such date, the Company agrees to pay to the Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages (without regard to whether the availability of any Bank's Commitment is or has been reduced by outstanding Swing Line Loans) a utilization fee (the "Utilization Fee") calculated at the rate per annum of 0.125% on the Utilized Amount, payable quarterly in arrears on each June 30, September 30, December 31 and March 31, and on the Termination Date or such earlier date as the Commitment shall terminate as provided herein.

         4.4. Agent's Fees. The Company shall pay to the Administrative Agent,
              ------- ----
on the date hereof, an Administrative Agent's closing fee and on each anniversary of such date, up to but not including the Termination Date or such earlier date as the Commitment shall terminate as provided herein, an administration fee, in each case for the Administrative Agent's own account, as set forth in a certain letter agreement between the Company and the Administrative Agent. The Company shall pay to the Syndication Agent a fee as set forth in a certain letter agreement between the Company and the Syndication Agent.

         4.5. Computation of Interest and Fees. (a) Interest in respect of Prime
              ----------- -- -------- --- ----
Rate Loans shall be calculated on the basis of a 365-day year for the actual number of days elapsed (including the first day but excluding the last day). Facility Fees and interest in respect of Eurocurrency Loans and Swing Line Loans shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Banks of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate is announced. The Administrative Agent shall as soon as practicable notify the Company of the effective date and the amount of each such change. The outstanding amount of the Loans as reflected on the Administrative Agent's records from time to time shall be considered correct and binding on the Company and the Banks unless within five Business Days after receipt of any notice by the Administrative Agent of such outstanding amount, the Company or any of the Banks, as the case may be, shall notify the Administrative Agent to the contrary.

               (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.4(a).

         4.6. Inability to Determine Interest Rate. In the event that the
              --------- -- --------- -------- ----
Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, (i) by reason of circumstances affecting the Eurocurrency Interbank Markets, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate applicable pursuant to Section 2.4(a) for any requested Interest Period with respect to a proposed Loan that the Company has requested be made as a Eurocurrency Loan, or (ii) deposits of Dollars or the relevant Optional Currency, as the case may be, for the relevant Interest Period are not available to the Administrative Agent or the Banks in any Eurocurrency Interbank Market, or (iii) the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Banks of making or maintaining their Eurocurrency Loans during such period, then the Administrative Agent shall forthwith give notice to the Company and the Banks (by telex, telecopy or other confirmed electronic communication) of such determination, which shall be conclusive and binding on the Company and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurocurrency Loans shall be automatically withdrawn and, in the case of Loans denominated in Dollars, shall be deemed a request for Prime Rate Loans; (b) each Eurocurrency Loan will automatically, on the last day of the then current Interest Period relating thereto, if denominated in Dollars, become a Prime Rate Loan and, if denominated in any Optional Currency, be repaid; and (c) the obligations of the Banks to make Eurocurrency Loans, or Eurocurrency Loans denominated in such Optional Currency (as the case may be), shall be suspended until the Administrative Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Majority Banks, shall so notify the Company and the Banks.

         4.7. Overdue Amounts; Interest During Default.
              ------- -------  -------- ------ --------

               (a) (i) Overdue principal of any Loan and (to the extent permitted by law) overdue interest on the Loans and all other overdue amounts payable hereunder shall, and (ii) during the continuance of a Default or Event of Default and until the same has been cured or remedied or waived by the requisite Banks pursuant to Section 12.1 hereof, the principal of any Loan not overdue shall, without limiting any rights of the Administrative Agent under
Section 9, bear interest at a rate per annum which is 2% above the Prime Rate until paid in full (after as well as before judgment).

               (b) Interest on each Loan shall be payable in arrears on each Interest Payment Date with respect thereto and after the occurrence of any Event of Default, shall be payable upon demand.

         4.8. Payments. All payments (including prepayments) to be made by the
              --------
Company on account of principal, interest and fees shall be made without set off or counterclaim, shall be made to the Administrative Agent for the accounts of the Banks at the Administrative Agent's office set forth in Section 12.2 in Same Day Funds, and shall be paid, if in respect of any Eurocurrency Loan denominated in an Optional Currency, in the same currency, and otherwise in lawful money of the United States of America. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the Prime Rate. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

         4.9. Foreign Taxes. All payments made by the Company under this
              -------------
Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico), and the country in which the Administrative Agent's Eurocurrency Lending Office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being herein called "Foreign Taxes"). If any Foreign Taxes are required to be withheld from any amounts payable to the Banks hereunder or under the Notes, the amounts so payable to the Banks shall be increased to the extent necessary to yield to the Banks (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Foreign Tax is payable by the Company, as promptly as possible thereafter, the Company shall send to the Administrative Agent a certified copy of an original official receipt showing payment thereof. If the Company fails to pay any Foreign Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Banks as a result of any such failure.

         4.10. Illegality. Notwithstanding any other provisions herein, (i) if
               ----------
any Requirement of Law enacted after the date hereof, or (ii) if any change in the interpretation or application of any Requirement of Law as in effect on the date hereof, shall make it unlawful for the Banks to make or maintain Eurocurrency Loans, or to make or maintain any Eurocurrency Loans denominated in an Optional Currency, as contemplated by this Agreement, then as applicable: (a) the Commitment to make Eurocurrency Loans, or as the case may be to make Eurocurrency Loans denominated in such Optional Currency, shall forthwith be cancelled, (b) the Loans then outstanding as Eurocurrency Loans denominated in Dollars, if any, shall be repaid on the last day of the Interest Period therefor, or within such earlier period as required by law, and reborrowed as Prime Rate Loans, and (c) the Eurocurrency Loans then outstanding and denominated in such Optional Currency, if any, shall be repaid on the last day of each Interest Period applicable to such Eurocurrency Loans or within such earlier period as may be required by law. If any such prepayment of a Eurocurrency Loan is made on a day which is not the last day of the Interest Period therefor, the Company shall pay to the Administrative Agent for the accounts of the Banks such amounts, if any, as may be required pursuant to
Section 4.11.

         4.11. Additional Costs, Etc.
               ---------- ------ ----

               (a) In the event that any Requirement of Law or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or any agency or instrumentality thereof:

                  (i) does or shall subject any Bank to any tax of any kind whatsoever other than taxes imposed on or measured by the net income or any franchise taxes imposed in lieu of a tax on or measured by net income of such Bank or any Participant (such non-excluded items being hereinafter referred to as "Taxes") with respect to this Agreement, the Notes or any Loans made hereunder, or changes the basis of taxation of payments to such Bank of principal, Facility Fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Bank);

                  (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank which are not otherwise included in the determination of the Eurocurrency Rate; or

                  (iii) does or shall impose on such Bank any other condition;

and the result of any of the foregoing is, in respect of Eurocurrency Loans, to increase the cost to such Bank of making, renewing or maintaining Loans or extensions of credit hereunder or to reduce any amount receivable hereunder, then the Company shall promptly pay to the Administrative Agent, for the account of such Bank, upon demand, any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable which such Bank deems to be material as determined by such Bank with respect to such Eurocurrency Loans. If such Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Administrative Agent which will promptly notify the Company of the event by reason of which such Bank has become so entitled. A statement as to any additional amounts payable pursuant to the foregoing sentence submitted by the Administrative Agent to the Company shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of the Notes.

               (b) If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank, and such Bank determines (in its sole and absolute discretion) that the rate of return on such Bank's or such controlling corporation's capital as a consequence of its obligation hereunder is reduced to a level below that which such Bank or such controlling corporation could have achieved but for the occurrence of any such circumstance, then, in any such case, upon the notice from time to time by the Administrative Agent or such Bank to the Company, the Company shall pay to the Administrative Agent, for the account of such Bank, on demand, any additional amount or amounts as may be sufficient to compensate such Bank or such controlling corporation for such reduction in rate of return. A statement of the Administrative Agent or such Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company. In determining such amount or amounts, such Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. This covenant shall survive the termination of this Agreement and payment of the Notes.

               (c) Any Foreign Recipient, no later than the date of the initial Loan (or the date of assignment or transfer, as the case may be) and, subject to clause (e) below, annually (or at such other times as the Company may reasonably request) thereafter, shall timely deliver two accurate and complete signed originals of either of Internal Revenue W-8BEN or W-8ECI (or any successor of such form) to the Company (or in the case of a Participant which holds a participation interest which it acquired from any Bank, to such Bank which shall provide copies thereof to the Company), in either case, indicating that all payments by the Company of principal of, and interest on, the Loans and all other amounts payable hereunder to such Foreign Recipient may be made free and clear of, and without deduction for, any United States withholding tax. In addition, if required under statute, treaty, regulation, or administrative practice of the United States, the Foreign Recipient that is claiming exemption from U.S. withholding tax under a treaty agrees to provide the Company with proof of tax residence in the applicable country by providing a certified taxpayer identification number (TIN), a certificate of residence or other documentary evidence. The obligation to deliver forms set forth in the preceding sentence shall not apply for any period during which any change in law or circumstance shall have eliminated any and all obligations imposed on the Company to withhold or deduct United States withholding tax in respect of payments made by the Company hereunder; provided that the Foreign Recipient has complied with all requirements, if any, imposed by statute, treaty, regulation or administrative practice of the United States necessary to eliminate such obligation to withhold by the Company.

               (d) The Company shall not be required to pay any additional amounts to a Foreign Recipient in respect of United States withholding tax pursuant to Section 4.09 or this Section 4.11 if the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Recipient to comply with the provisions of Section 4.11(c) for any reason (including a change in circumstances that renders such Foreign Recipient unable to so comply) other than (x) a change in applicable law, regulation or official interpretation thereof or (y) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date hereof (and in the case of a Participant, after the date of assignment or transfer). In no event, however, will the Company be required to pay additional amounts if any obligation to pay such additional amounts would not have arisen but for the failure of the Foreign Recipient to comply with any requirement under a statute, treaty, regulations, or administrative practice of the United States to establish exemption from all or part of the tax in respect of which the additional amount would otherwise be paid.

               (e) If, solely as a result of an event described in clause (x) or
(y) of Section 4.11(d), after the date hereof (or, in the case of a Participant, after the date of assignment or transfer), (i) any Foreign Recipient is unable to furnish the Company with a form otherwise required to be delivered by it pursuant to Section 4.11(c), or (ii) any Bank or any Foreign Recipient makes any payment or becomes liable to make any payment on account of any Taxes, other than a United States withholding tax, with respect to payments by the Company hereunder, the Company may, at its option, either (x) prepay the Loans held by such Bank (or such Foreign Recipient) or (y) continue to make payments to the Administrative Agent on behalf of such Bank or such Foreign Recipient under the terms of this Agreement and the Notes, which payments shall be made in accordance with the provisions hereof if the condition set forth in the next succeeding sentence is satisfied. If the Company exercises its option under clause (y) of the preceding sentence, the Company's obligation to make payments to the Administrative Agent on behalf of such Bank (or such Foreign Recipient) under the terms of this Agreement and the Notes without deduction for Taxes shall be conditioned on such Bank (or such Foreign Recipient), prior to the time that the next payment under the Notes is due (and thereafter as is required by applicable law), having furnished the Company with such certificate as may be required, and having taken such other steps as reasonably may be available to it, under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such Taxes.

         4.12. Indemnity. The Company agrees to indemnify each Bank and to hold
               ---------
each Bank harmless from and against any loss, cost or expense or loss of margin that such Bank may sustain or incur as a consequence of (i) default by the Company in payment of the principal amount of or any interest on any Eurocurrency Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurocurrency Loans, (ii) default by the Company in making a borrowing or conversion after the Company has given (or is deemed to have given) a Loan Request or Conversion Request in accordance with Sections 2.3 and 2.6 hereof, (iii) default by the Company in making any prepayment of a Loan after the Company has given a notice in accordance with
Section 2.9 hereof or (iv) the making of any payment of a Eurocurrency Loan (including, without limitation, any prepayment made as a result of action taken under Section 4.10 or as a result of the Administrative Agent's exercise of rights under Section 9 hereof) on a day that is not the last day of the applicable Interest Period with respect thereto, or the making of any payment on a Swing Line Loan on a day other than the maturity date thereof, including (in the case of either such Eurocurrency Loan or Swing Line Loan payments) interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans. This covenant shall survive termination of this Agreement and payment of the Notes.

         SECTION 5.  REPRESENTATIONS AND WARRANTIES
                     ------------------------------

         To induce the Banks to enter into this Agreement and to make the Loans herein provided for, the Company hereby covenants, represents and warrants to the Banks that:

         5.1. Financial Condition. The consolidated balance sheet of the Company
              --------- ---------
and its consolidated Subsidiaries as at December 31, 2001, and the related consolidated statements of operations, statements of changes in shareholders equity and statements of cash flows for the fiscal year ended on such date, certified by PricewaterhouseCoopers LLP, copies of which have heretofore been furnished to the Banks, are complete and correct and present fairly in accordance with GAAP the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently with the preceding year.

         5.2. No Change. Except as set forth in the filings of the Company with
              -- ------
the Securities and Exchange Commission prior to the date hereof, copies of which have been delivered to the Banks, since December 31, 2001 there has been no material adverse change in the business, operations, assets or financial or other condition of the Company and its Subsidiaries taken as a whole.

         5.3. Corporate Existence; Compliance with Law. Each of the Company and
              --------- ---------  ---------- ---- ---
its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except in those jurisdictions in which the failure to be so qualified or in good standing would not be reasonably likely to have a material adverse effect upon the business, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, and (d) is in compliance with all Requirements of Law, except (with reference to each of clauses (a), (b), (c) and (d) above) to the extent that the failure to comply therewith would not, in the aggregate, be reasonably likely to have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole, and would not be reasonably likely to have a material adverse affect on the ability of the Company to perform its obligations under this Agreement and the Notes.

         5.4. Corporate Power; Authorization; Enforceable Obligations. The
              --------- -----  -------------  ----------- -----------
Company has the corporate power and authority and the legal right to make, deliver and perform this Agreement and the Notes and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement and the Notes. No consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the Notes. This Agreement has been, and the Notes will be, duly executed and delivered on behalf of the Company and this Agreement constitutes, and the Notes when executed and delivered will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         5.5. No Legal Bar. The execution, delivery and performance of this
              -- ----- ---
Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof, (a) will not violate any Requirement of Law, (b) will not violate any Contractual Obligation of the Company or any of its Subsidiaries, and (c) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation, except in the case of clauses (b) and (c) any contractual violations and/or Liens which in the aggregate would not be reasonably likely to have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole and would not be reasonably likely to have a material adverse affect on the ability of the Company to perform its obligations under this Agreement and the Notes.

         5.6. No Material Litigation. Except as set forth in the filings of the
              -- -------- ----------
Company with the Securities and Exchange Commission, copies of which have been delivered to the Banks, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement or the Notes or any of the transactions contemplated hereby, or (b) which would be reasonably likely to result in any material adverse change in the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

         5.7. No Default. Neither the Company nor any of its Subsidiaries is in
              -- -------
default under or with respect to any Contractual Obligation in any respect which would be reasonably likely to be materially adverse to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole, or which would be reasonably likely to materially adversely affect the ability of the Company to perform its obligations under this Agreement and the Notes. No Default or Event of Default has occurred and is continuing.

         5.8. Ownership of Property; Liens. Each of the Company and its
              --------- -- --------- -----
Subsidiaries (a) has good record and marketable title in fee simple to or valid leasehold interests in all its real property, and good title to all its other property (except that such representation is not made for any such property with a book value of $1,000,000 or less provided that the aggregate book value of such property for which such representation is not made shall not exceed $10,000,000), and (b) none of such property is subject to any Lien, except as permitted in Section 8.4, except (with reference to clauses (a) and (b)) any defects in title or Liens which in the aggregate would not be reasonably likely to have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole and would not be reasonably likely to have a material adverse affect on the ability of the Company to perform its obligations under this Agreement and the Notes.

         5.9. No Burdensome Restrictions. No Contractual Obligation of the
              -- ---------- ------------
Company or any of its Subsidiaries and no Requirement of Law materially adversely affects, or insofar as the Company may reasonably foresee may so affect, the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

         5.10. Taxes. Each of the Company and its Subsidiaries has filed or
               -----
caused to be filed all tax returns which to the knowledge of the Company are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be or (ii) those which if not paid would not, either individually or in the aggregate, be reasonably likely to have a material adverse effect upon the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole); and no tax liens have been filed (other than those which, if foreclosed, would not, either individually or in the aggregate, be reasonably likely to have a material adverse effect upon the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole) and, to the knowledge of the Company, no claims are being asserted with respect to any such taxes, fees or other charges.

         5.11. Federal Regulations. Neither the Company nor any of its
               -------------------
Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Loans hereunder will be used (a) for "purchasing" or "carrying" "margin stock" as so defined unless (i) the Company shall have theretofore furnished to the Banks a statement on Federal Reserve Form U-1 with respect to such Loans or (ii) not more than 25% of the value of the assets of either the Company or the Company and its Subsidiaries on a consolidated basis, respectively, is represented by "margin stock" as so defined, or (b) for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

         5.12. ERISA. As of December 31, 2002 the actuarially determined
               -----
aggregate amount of unfunded vested benefits under the Plans administered by the Company and its Subsidiaries, determined on an ongoing plan basis, was approximately $10,000,000. The Company and its Subsidiaries are in compliance with all applicable provisions of ERISA except for any noncompliance which, either individually or in the aggregate with all other instances of such noncompliance, would not be reasonably likely to have a material adverse effect upon the business, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

         5.13. Investment Company Act. The Company is not an "investment
               ---------- ------- ---
company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.14. Full Disclosure. Neither this Agreement nor any other
               ---- ----------
certificate, report, statement or other writing furnished to the Administrative Agent or the Banks by the Company in connection with the negotiation of this Agreement, at the time of execution or delivery, contained any untrue fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         5.15. Environmental Compliance. With respect to the Real Estate and
               ------------- ----------
operations thereon by the Company or its Subsidiaries, and except as set forth on Schedule 5.15, to the knowledge of the Company:

               (a) none of the Company, its Subsidiaries or any operator of the Real Estate which is a Subsidiary, has received any written notice from any Governmental Authority of any actual or alleged violation of any Environmental Laws which has not heretofore been resolved, which violation would be reasonably likely to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole;

               (b) neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority or other third party (i) that any one of them is currently identified by the United States Environmental Protection Agency as a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, or that any of them is currently identified as a potentially responsible party for environmental damage under any state or local Environmental Laws; (ii) that any Hazardous Substances which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local governmental agency has conducted or has ordered that the Company or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law and which has not heretofore been resolved or from which the Company or its Subsidiaries have not heretofore been dismissed; or (iii) that it is currently a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances and which would be reasonably likely to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole; and

               (c) in the conduct of its business by the Company and its Subsidiaries, the Company or its Subsidiaries have exercised reasonable diligence in taking appropriate measures so that no Hazardous Substances are generated, stored, used or disposed of except in material compliance with applicable Environmental Laws.

         5.16. Nonrecourse Indebtedness. Schedule 5.16 sets forth, as of
               ----------- ------------
December 31, 2002, the aggregate outstanding amount on a consolidated basis of the Nonrecourse Debt.

         SECTION 6.  CONDITIONS PRECEDENT
                     --------------------

         6.1. Conditions of Initial Loan. The obligation of the Banks to make
              ---------- -- ------- ----
Loans hereunder on the first Borrowing Date is subject to the satisfaction of the following conditions precedent:

                  (a) Loan Documents. This Agreement shall have been duly
                      ---- ---------
executed and delivered to the Administrative Agent by the respective parties and shall be in full force and effect. The Administrative Agent shall have received each of the Notes, conforming to the requirements hereof and executed by a duly authorized officer of the Company.

                  (b) Legal Opinion. The Banks shall have received an
                      ----- -------
opinion addressed to the Administrative Agent and the Banks of Weil, Gotshal & Manges LLP, counsel to the Company, dated the first Borrowing Date, substantially in the form of Exhibit C. Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent shall reasonably require.

                  (c) Payment of Existing Notes, Etc. The Administrative
                      ------- -- -------- ------ ---
Agent shall have received evidence in form and substance satisfactory to it that the principal of and interest on the notes and all other obligations and liabilities of the Company under the credit agreements listed on Schedule 4.1 shall have been paid in full or discharged; and each of the Banks holding notes of the Company evidencing Indebtedness to be paid off listed on Schedule 4.1 shall have returned such notes to the Company or other arrangements satisfactory to the Company have been made with respect thereto.

                  (d) Officer's Certificate. The Administrative Agent shall
                      --------- -----------
have received an Officer's Certificate dated the first Borrowing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments satisfactory to the Administrative Agent and its counsel, executed by the Secretary or Assistant Secretary of the Company.

                  (e) Additional Matters. All other documents and legal matters
                      ---------- -------
in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent and its counsel.

         6.2. Conditions to All Loans. The obligation of the Banks to make any
              ---------- -- --- -----
Loans to be made by them hereunder (including the initial Loans) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

                  (a) Representations and Warranties. The representations
                      --------------- --- ----------
and warranties contained in Section 5 shall be correct on and as of the Borrowing Date for such Loan with the same effect as if made on and as of such date.

                  (b) No Existing Default. No Default, Event of Default or
                      -- -------- --------
Terminating Event shall have occurred and be continuing hereunder on the Borrowing Date with respect to such Loan or after giving effect to the Loans to be made on such Borrowing Date.

          Each borrowing by the Company hereunder shall constitute a representation and warranty by the Company hereunder as of the date of each such borrowing that the conditions in clauses (a) and (b) of this Section applicable thereto have been satisfied.

         SECTION 7.  AFFIRMATIVE COVENANTS
                     ---------------------

          The Company hereby agrees that, so long as the Commitment remains in effect, any Note remains outstanding and unpaid or any other amount is owing to any of the Banks hereunder, the Company shall, and in the case of the agreements set forth in Sections 7.3, 7.4, 7.5, and 7.6 shall cause each of its Subsidiaries to:

         7.1. Financial Statements. Furnish to each of the Banks:
              --------- ----------

               (a) as soon as  available,  but in any event  within one  hundred days after the end of each fiscal year of the Company, a copy of (i) the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations, statements of change in shareholders' equity and statements of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified, without a going concern or like qualification or exception arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing not unacceptable to the Administrative Agent, (ii) the consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidating statements of operations for such fiscal year, showing in each case inter-company eliminations, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries taken as a whole; and

               (b) as soon as available, but in any event not later than fifty-five days after the end of each of the first three quarterly periods of each fiscal year of the Company, (i) the Company's quarterly report to shareholders on Form 10-Q, as filed with the Securities and Exchange Commission, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) and (ii) the consolidating balance sheet of the Company and its Subsidiaries as at the end of each such quarter, showing inter-company eliminations, and the related consolidating statements of operations, showing inter-company eliminations, certified by a Responsible Officer as being fairly stated in all material respects;

all such financial statements to be prepared in accordance with GAAP applied consistently throughout the periods reflected therein except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein.

         7.2. Certificates; Other Information. Furnish to each of the Banks:
              ------------  ----- -----------

               (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a) above, a certificate of the independent certified public accountants certifying such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

               (b) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and (b) above, a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and in the Notes to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Sections 8.1, 8.2, 8.3, 8.8, and 8.9;

               (c) within ten days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within ten days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

               (d) as soon as available, but in any event within thirty days after filing with the appropriate insurance department, the annual statements for each Insurance Subsidiary as filed with the insurance department in its state of domicile, provided that the Company shall deliver one copy thereof to the Administrative Agent who shall make such copy available upon request to the Banks, and upon request by any Bank the Company shall deliver additional copies thereof to such Bank; and

               (e) promptly, any such additional financial and other information as the Administrative Agent or any Bank may from time to time reasonably request.

         7.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or
              ------- -- -----------
before maturity or before they become delinquent, as the case may be, all its Indebtedness and other obligations of whatever nature, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be, or (b) where the failure so to pay, discharge or satisfy would not be reasonably likely to have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole; provided that for purposes of this Section 7.3, the term "Indebtedness" shall not include any Nonrecourse Debt.

         7.4. Conduct of Business, and Maintenance of Existence. (a) Continue to
              ------- -- --------  --- ----------- -- ---------
engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, provided, however, that a Permitted Distribution shall not be prohibited or limited by this Section
7.4 and further provided that, subject to Section 8 hereof, this Section 7.4 shall not prohibit the Company or any Subsidiary from taking any action if such action would not reasonably be likely to have a material adverse effect upon the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that the failure to comply therewith would not be reasonably likely to, in the aggregate, have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole.

         7.5. Maintenance of Property, Insurance. Keep all property useful and
              ----------- -- --------- ---------
necessary in its business in good working order and condition, except where the failure to comply herewith would not be reasonably likely to have a material adverse effect on the business, operations, property, or financial or other condition of the Company and its Subsidiaries taken as a whole; to the extent obtainable on terms which its management deems reasonable, maintain with financially sound and reputable insurance companies insurance on all its property against such casualties and contingencies and in such types and amounts as, in the judgment of its executive officers, is deemed adequate; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

         7.6. Inspection of Property; Books and Records; Discussions. Keep
              ---------- -- --------- ----- --- -------- -----------
proper books of record and account in which entries, which are accurate and complete in all material respects, in conformity with GAAP and Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit the Banks, through the Administrative Agent or any of their designated representatives, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, investments, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

         7.7. Notices. Promptly give notice in writing to each of the Banks:
              -------

               (a) of the occurrence of any Default, Terminating Event or Event of Default;

               (b) of any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case would be reasonably likely to have a material adverse effect on the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole;

               (c) of any litigation or proceeding affecting the Company or any of its Subsidiaries in which the relief sought is $30,000,000 or more and not covered by insurance, or in which injunctive or similar relief is sought and, if granted, would be reasonably likely to have a material adverse effect on the business, assets, operations, financial or other condition of the Company and its Subsidiaries taken as a whole;

                  (d) of the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof:
(i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Company or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and with respect to a Multiemployer Plan, the reorganization or insolvency of the Plan, and in addition to such notice, deliver to each of the Banks whichever of the following may be applicable: (A) a certificate of a Responsible Officer of the Company setting forth details as to such Reportable Event and the action that the Company or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

               (e) of a material adverse change in the business, operations, property or financial or other condition of the Company, or the Company and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto. For all purposes of clause (d) of this subsection, the Company shall be deemed to have all knowledge of all facts attributable to the administrator of such Plan.

         SECTION 8. NEGATIVE COVENANTS
                    ------------------

         The Company hereby agrees that, so long as the Commitment of any Bank remains in effect, any Note remains outstanding and unpaid or any other amount is owing to any Bank hereunder:

         8.1. Liquid Assets.
              --------------

               (a) At all times, tested at the end of each calendar quarter, the Company will not permit (i) the ratio of Total Liquid Assets to Total Current Obligations to be less than 1.2 to 1, and (ii) the ratio of Total Liquid Assets held by the Company (excluding those held by its Subsidiaries) to Total Current Obligations to be less than 0.25 to 1.

               (b) For purposes of this Section 8.1: "Total Liquid Assets" shall mean, at any date of determination, the sum of (i) the aggregate Cash and Cash Equivalents held by the Company, (ii) the aggregate Cash and Cash Equivalents held by the Company's consolidated Subsidiaries (including Banking Subsidiaries and Insurance Subsidiaries) to the extent Distributable to the Company, and
(iii) 90% of the market value (as determined in accordance with GAAP and adjusted regularly by the net unrealized gain or loss on such securities not reflected in book value) of all Marketable Securities (without duplication of amounts included under the preceding clauses (i) and (ii)) held by the Company and/or its consolidated Subsidiaries to the extent Distributable to the Company, after deducting therefrom the amount of any obligations (including without limitation amounts available for drawing under, and unpaid reimbursement obligations in respect of, outstanding letters of credit) secured by Liens on such Marketable Securities. If Nonrecourse Debt of Subsidiaries is excluded from Total Current Obligations, the Total Liquid Assets of such Subsidiaries shall not be included in the calculation of Total Liquid Assets to the extent of the excluded Subsidiary Nonrecourse Debt. "Cash and Cash Equivalents" shall mean the sum of cash balances on hand, securities issued or directly and fully guaranteed or insured by the United States of America or any agency thereof and investments in registered money market funds. "Distributable" shall mean immediately and legally accessible for distribution to the Company as the Company unilaterally may require without legal restraint (which shall include without limitation, in the case of the Company's Insurance Subsidiaries, that those regulators with supervisory authority over such Subsidiaries in the state or states of their incorporation permit such distribution under applicable statute, regulation or otherwise, and in the case of the Company's Banking Subsidiaries, that those regulators with supervisory authority over such Subsidiaries either at the national level or in the state of their incorporation permit such distribution under applicable statute, regulation or otherwise). "Marketable Securities" shall mean securities that are publicly traded on an exchange or automated quotation market system. "Total Current Obligations" shall mean the sum of (i) the principal of all outstanding consolidated Indebtedness due within twelve months (excluding Nonrecourse Debt), (ii) the principal amount of all Loans outstanding under this Agreement (without duplication of amounts included under the preceding clause (i)), and (iii) interest accruing within the next twelve months on all outstanding consolidated Indebtedness determined on a pro forma basis based on the interest rate or rates on such debt in effect on the calculation date.

         8.2. Maintenance of Consolidated Tangible Net Worth. At any time during
              ----------- -- ------------ -------- --- -----
each fiscal year or portion thereof commencing on the date hereof the Company will not permit the sum of (x) Consolidated Tangible Net Worth and (y) the outstanding principal balance of TRUPS to be less than an amount equal to the sum of (i) $900,000,000 (the "Baseline Amount"), plus (ii) an amount equal to the sum of 40% of the Consolidated Net Income of the Company and its Subsidiaries (as determined in accordance with GAAP) for each prior full calendar year commencing after December 31, 2002 (provided (A) that the amount determined pursuant to clause (ii) shall be equal to zero for any calendar year for which there is a net loss and (B) that the amounts included in net income (determined in accordance with GAAP) resulting from changes in accounting principles to the extent that such changes increase intangibles shall not be included in net income for purposes of this Section).

         8.3. Debt Leverage Ratio. The Company will not at any time permit the
              ---- -------- -----
ratio of (a) Funded Debt to (b) the sum of Shareholders' Equity and Funded Debt to exceed 0.4 to 1.0.

         8.4. Limitations on Liens. The Company will not, nor shall it permit
              ----------- -- -----
any Subsidiary to, at any time directly or indirectly create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

               (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in accordance with GAAP;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

               (c)   pledges  or   deposits   in   connection   with   workmen's
compensation, unemployment insurance and other social security legislation;

               (d) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), option agreements (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Subsidiaries;

               (f) Liens described in Schedule 8.4;

               (g) Liens on assets owned by the Company or any Subsidiary securing an amount not to exceed (i) $315,000,000 in the aggregate for all such assets or (ii) $200,000,000 in the aggregate for Liens imposed in connection with any single transaction or related series of transactions, provided that the aggregate book value of all assets securing such Liens shall not exceed 200% of the aggregate amounts secured thereby;

               (h) pledges or deposits effected by the Company or any Insurance Subsidiary as a condition to obtaining or maintaining any license, permit or authorization to transact insurance or reinsurance business;

               (i) deposits with insurance regulatory authorities;

               (j) Liens arising under ceding reinsurance agreements entered into by any Insurance Subsidiary;

               (k) Liens on cash and/or securities deposited with Chase as collateral for the standby letter of credit referred to in Section 8.8 pursuant to the Amended and Restated Collateral Agreement dated as of March 8, 2000 between Chase and the Company; and

               (l) Liens on assets of a Subsidiary securing Indebtedness of a Subsidiary permitted by Section 8.9(iv).

         8.5. Prohibition of Fundamental Changes. The Company will not, nor will
              ----------- -- ----------- -------
it permit any Subsidiary to, at any time enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, except that:

               (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided, that, the Company shall be the continuing or surviving corporation) or with any one or more Subsidiaries of the Company;

               (b) the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any Subsidiary;

               (c) the Company may, or may permit a Subsidiary to, liquidate, sell or dispose of all or substantially all of a Subsidiary's business or assets at any time, provided that (i) the book value of the Subsidiary business or assets being liquidated, sold or disposed of shall not exceed 10% of the then Consolidated Tangible Net Worth of the Company, and (ii) no Default or Event of Default then exists or shall exist after giving effect to such liquidation, sale or disposition;

               (d) for purposes of this Section, a Permitted Distribution shall not constitute a transfer or disposition of all or substantially all of the Company's business or assets; and

               (e) a Permitted Voluntary Proceeding shall not be prohibited by this Section 8.5.

         8.6. Acquisitions. The Company will not nor will it permit any
              ------------
Subsidiary to agree to or effect any acquisition of the stock or assets of another Entity other than any acquisition (a "Permitted Acquisition") satisfying all of the following conditions:

               (a) no Default or Event of Default has occurred and is continuing at the time of such acquisition or would exist after consummation of such acquisition;

               (b) if such acquisition is made by a merger, the Company or the Subsidiary party thereto shall be the surviving entity;

               (c) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired has approved such acquisition and such acquisition is otherwise considered "friendly";

               (d) the business to be acquired would not subject the Administrative Agent or any Bank to any additional regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement;

               (e) no contingent obligations or liabilities will be incurred or assumed in connection with such acquisition which could reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole; and

               (f) the business and assets acquired shall be acquired by the Company or its Subsidiary, as the case may be, free and clear of all Liens other than Permitted Liens and all Indebtedness other than Indebtedness permitted pursuant to Section 8.9.

         8.7. Investments. The Company will not nor will it permit any
              -----------
Subsidiary to make or commit to make any Investment in a single Person, other than an Investment in any Governmental Authority of the United States of America, in an aggregate amount exceeding the then Consolidated Tangible Net Worth of the Company.

         8.8. Limitation on Contingent Obligations. The Company will not, nor
              ---------- -- ---------- -----------
will it permit any Subsidiary to, create, incur, assume, guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, or suffer to exist Contingent Obligations in an aggregate amount for the Company and its Subsidiaries in excess of $200,000,000; provided, that such amount shall not include (i) the reimbursement obligation of the Company in respect of a standby letter of credit issued by Chase for the benefit of General Electric Capital Corporation in an aggregate maximum face amount of up to $105,260,000, (ii) the Berkadia Guaranty, and (iii) any Contingent Obligation of a Subsidiary the ownership of which is acquired by the Company, directly or indirectly, after the date hereof, or which is established by the Company after the date hereof for the purpose of acquiring assets or equity of any Person not owned, directly or indirectly, by the Company on the date hereof; provided, that, such Contingent Obligation is not guarantied by, is not secured by assets (other than assets of such Subsidiary) of, and does not otherwise have recourse to the Company or its assets (other than the assets of such Subsidiary); and provided, further, that as of any time of determination under this Section 8.8, if the aggregate amount of any then outstanding Contingent Obligations of the Company and/or any Subsidiary would be permitted under Section 8.3 hereof had the amount of such Contingent Obligations been incurred as Funded Debt, then for the purposes of this Section 8.8, only 50% of the amount of such Contingent Obligations shall be counted towards the $200,000,000 limitation.

         8.9. Limitation on Subsidiary Indebtedness. At the end of any calendar
              ---------- -- ---------- ------------
quarter commencing January 1, 2003, the Company will not permit the aggregate Indebtedness of all of the Company's consolidated Subsidiaries to be greater than 25% of Consolidated Tangible Net Worth at such date; provided that, for purpose of this Section, Indebtedness of a Subsidiary shall not include:

               (i) any Indebtedness outstanding at December 31, 2002;

               (ii) any Indebtedness secured by Permitted Liens ;

               (iii) any Indebtedness of the Company's Banking Subsidiaries;

               (iv) Indebtedness of any Subsidiary the ownership of which is acquired by the Company, directly or indirectly, after the date hereof, or which is established by the Company after the date hereof for the purpose of acquiring assets or equity of any Person not owned, directly or indirectly, by the Company on the date hereof; provided, that, such Indebtedness is not guarantied by, is not secured by assets (other than assets of such Subsidiary) of, and does not otherwise have recourse to the Company or its assets (other than the assets of such Subsidiary); and

               (v) any Indebtedness of a Subsidiary to another Subsidiary or to the Company.

         8.10. Transactions with Affiliates. The Company will not, nor will it
               ------------ ---- ----------
permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions with any Affiliate (other than with the Company or a directly or indirectly wholly-owned Subsidiary), including without limitation, any loan, advance or investment or any purchase, sale, lease or exchange of property or the rendering of any service, unless such transaction or series of transactions is in good faith and at arm's-length and on terms which are at least as favorable as those available in a comparable transaction from a Person which is not an Affiliate. Any such transaction that involves in excess of $10,000,000 shall be approved by a majority of the independent directors on the Board of Directors of the Company; or, in the event that at the time of any such transaction or series of related transactions there are no independent directors serving on the Board of Directors of the Company, such transaction or series of related transactions shall be approved by a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction for which approval is required.

         SECTION 9.  EVENTS OF DEFAULT
                     -----------------

         Upon the occurrence of any of the following events:

               (a) The Company shall fail to pay any principal of the Notes when due in accordance with the terms thereof or hereof; or

               (b) The Company shall fail to pay any interest on the Notes, any Facility Fees, Administrative Agent's fees, Syndication Agent's fees or other sums due hereunder or under the Notes, when the same become due in accordance with the terms thereof or hereof, and such default shall continue unremedied for a period of five Business Days; or

               (c) Any representation or warranty made or deemed made by the Company herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

               (d) The Company shall default in the observance or performance of any agreement contained in Sections 7.4, 7.7 or 8; or

               (e) The Company shall default in the observance or performance of any other agreement contained in this Agreement, and such default shall continue unremedied for a period of 30 days; or

               (f) The Company or any of its  Subsidiaries  shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes and other than any Nonrecourse Debt) or in the payment of any Contingent Obligation, in any case having a principal amount exceeding $30,000,000 or in the aggregate having a principal amount exceeding $50,000,000, in either case beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable, provided, however, that if any such default shall occur in respect of the TRUPS, no Event of Default under this
Section 9(f) shall be deemed to have occurred (x) so long as no acceleration of payment obligations in respect of the TRUPS shall have been declared in accordance with the governing provisions thereof, or (y) if such acceleration shall have been declared, so long as the existence of such default shall be contested in good faith by appropriate legal proceedings by the Company and/or the issuer of the TRUPS and the enforcement of such acceleration shall be judicially stayed pending final judgment or settlement.

               (g) (i) The Company or any  Subsidiary  shall  commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, rehabilitation, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts (and except for the commencement of a Permitted Voluntary Proceeding), or
(B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any Subsidiary shall have taken any action indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Company or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to
Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (iv) any Single Employer Plan shall terminate for purposes of Title V of ERISA, or
(v) any other event or condition shall occur or exist with respect to a Single Employer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities which are, in the aggregate, material in relation to the business, operations, property or financial or other conditions of the Company and its Subsidiaries taken as a whole; or

               (i) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $30,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

then, and in any such event, (A) if such event is an Event of Default specified in clauses (i), (ii) or (iv) of paragraph (g) above, automatically the Commitments shall immediately terminate and the Loan or Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(I) the Administrative Agent may, and upon the request of the Majority Banks shall, by notice of default to the Company, declare the Commitment to be terminated forthwith whereupon the Commitment shall immediately terminate; and
(II) the Administrative Agent may, and upon the request of the Majority Banks shall, by notice of default to the Company, declare the Loan or Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

         SECTION 10.  THE ADMINISTRATIVE AGENT
                      ------------------------

         10.1. Authorization.
               --------------

               (a) Each Bank hereby irrevocably designates and appoints Fleet as the Administrative Agent under this Agreement and irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to said agents by the terms of this Agreement together with such other powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by said agents.

               (b) The relationship between the Administrative Agent and each of the Banks is that of an independent contractor. The use of the term " Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent, acting in such capacity, and each of the Banks. Nothing contained in this Agreement shall be construed to create an agency (except to the extent of the specific contractual obligations of the Administrative Agent hereunder), trust or other fiduciary relationship between the Administrative Agent and any of the Banks.

               (c) The Syndication Agent shall have no duties, responsibilities or obligations to, nor authority to act for, any other party to this Agreement by virtue of its status as Syndication Agent hereunder.

         10.2. Employees and Administrative Agents. The Administrative Agent may
               --------- --- -------------- ------
exercise its powers and execute its duties by or through employees or Administrative Agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Company.

         10.3. No Liability. Neither the Administrative Agent nor any of its
               -- ---------
shareholders, directors, officers or employees nor any other Person assisting it in its duties nor any Administrative Agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder, or in connection herewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         10.4. No Representations. The Administrative Agent shall not be
               -- ---------------
responsible for the execution or validity or enforceability of this Agreement, the Notes, or for any recitals or statements, warranties or representations made herein or in any certificate or instrument hereafter furnished to it by or on behalf of the Company or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any books or records of the Company or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Company or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Company or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

         10.5. Payments.
               --------

                  (a) Payments to Administrative Agent. A payment by the Company
                      -------- -- -------------- -----
to the Administrative Agent hereunder for the account of any Bank shall constitute a payment to such Bank. The Administrative Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Administrative Agent for the account of the Banks except as otherwise expressly provided herein.

                  (b) Distribution by Administrative Agent. If in the opinion of
                      ------------ -- -------------- -----
the Administrative Agent the distribution of any amount received by it in such capacity hereunder or under the Notes might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  (c) Delinquent Banks. Notwithstanding anything to the contrary
                      ---------- -----
contained in this Agreement, any Bank that fails to make available to the Administrative Agent its pro rata share of any Loan, or fails to make available to the Swing Line Bank its pro rata share of any Swing Line Loan, when and to the full extent required by the provisions of this Agreement, shall be deemed a Delinquent Bank and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Company to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         10.6. Holders of Notes. The Administrative Agent may deem and treat the
               ------- -- -----
payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         10.7. Indemnity. The Banks ratably agree hereby to indemnify and hold
               ---------
harmless the Administrative Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including without limitation, any expenses for which the Administrative Agent has not been reimbursed by the Company as required by Section 12.5 hereof), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or the transactions contemplated or evidenced hereby, or the Administrative Agent's actions taken hereunder, except to the extent that any of the same shall be caused by the Administrative Agent's willful misconduct or gross negligence.

         10.8. Administrative Agent as Bank. In its individual capacity, Fleet
               -------------- ----- -- ----
shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes, as it would have were it not also the Administrative Agent.

         10.9. Resignation. The Administrative Agent may resign at any time by
               -----------
giving sixty (60) days prior written notice thereof to the Banks and the Company. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Company. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Rating Group. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         10.10. Notification of Defaults and Events of Default. Each Bank hereby
                ------------ -- -------- --- ------ -- -------
agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this Section it shall promptly notify the other Banks of the existence of such Default or Event of Default.

         SECTION 11.  ASSIGNMENT, PARTICIPATION AND ADDITIONAL BANKS
                      ----------------------------------------------

         11.1. Conditions to Assignment by Banks. Except as provided herein,
               ---------- -- ---------- -- -----
each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (i) each of the Administrative Agent and, unless (x) a Default or Event of Default shall have occurred and be continuing or (y) the Assignee is an Affiliate of the assigning Bank, the Company shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (iii) each assignment shall be in an amount that is a whole multiple of $2,500,000, (iv) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register, an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment, and (v) the Company shall not, at the time of such assignment, incur any additional expenses solely as a result of such assignment other than as contemplated under Section 11.4 hereof. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in
Section 11.3, be released from its obligations under this Agreement.

         11.2. Certain Representations and Warranties; Limitations; Covenants.
               ------- --------------- --- ----------- ------------ ---------
By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

               (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

               (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries, or the performance or observance by the Company and its Subsidiaries of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto or thereto;

               (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to herein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

               (d) such assignee will, independently and without reliance upon the assigning Bank, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

               (e) such assignee represents and warrants that it is an Eligible Assignee;

               (f) such assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto;

               (g) such assignee agrees that it will perform all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank;

               (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

         11.3. Register. The Administrative Agent shall maintain a copy of each
               --------
Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.

         11.4. New Notes. Upon its receipt of an Assignment and Acceptance
               ---------
executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Company and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Company, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Company.

         11.5. Participations. Each Bank may sell participations to one or more
               --------------
banks or other entities (any such entity, a "Participant" in all or a portion of such Bank's rights and obligations under this Agreement; provided that (i) each such participation shall be in an amount of not less than $2,500,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Company, (iii) the only rights granted to the Participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of this Agreement shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such Participant, reduce the amount of any Facility Fees to which such Participant is entitled or extend any regularly scheduled payment date for principal or interest and (iv) the Company shall not, at the time of such transfer of a participation interest, incur any additional expenses solely as a result of such transfer. The Company agrees that each Participant may, subject to the provisions of this Agreement, exercise all rights of payment with respect to the portion of such Loans held by it as fully as if such Participant were the direct holder thereof, and that each Participant shall be entitled to the benefits of Sections 4.8, 4.10 and 4.11 (including without limitation, with respect to Section 4.11, that the covenants therein shall survive termination of this Agreement and payment of the Notes) with respect to its participation in any Eurocurrency Loans; provided that such Participant complies with the provisions of such Sections, and provided further that the Company shall not be obligated to pay to a Bank and its Participants collectively, in respect of such Sections, any greater amount than the Company would be obligated to pay to such Bank had it not entered into any participations.

         11.6. Confidentiality.
               ---------------

               (a) Each of the Banks and the Administrative Agent agrees, on behalf of itself and each of its Affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company or any of its Subsidiaries pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information: (i) after such information shall have become public other than through a violation of this Section 11.6, or becomes available to any of the Banks or the Administrative Agent on a nonconfidential basis from a source other than the Company; (ii) to the extent required by statute, rule, regulation, or judicial or other legal process (including without limitation by Section 1.6011-4T(a)(3), or any successor provision, of the Treasury Regulations (the "Confidentiality Regulation") promulgated under Sectin 6011 of the Code, as it applies to the "structure or the tax aspects," as such phrase is used in the Confidentiality Regulation, of transactions under this Agreement, provided, however, that the confidentiality covenants under this Section 11.6 shall apply to any and all items of information not required to be freely disclosable in order for any such transaction under this Agreement not to be treated as "offered under conditions of confidentiality" within the meaning of the Confidentiality Regulation); (iii) to counsel for any of the Banks or the Administrative Agent; (iv) to bank examiners or any other regulatory authority having jurisdiction over any Bank or the Administrative Agent, or to auditors or accountants; (v) to the Administrative Agent or any Bank and their respective directors, officers, employees and representatives (it being understood that such persons shall be instructed to keep such information confidential); (vi) in connection with any litigation to which any one or more of the Banks, the Administrative Agent, or any Affiliate of a Bank which is engaged in any activities permitted by Section 4(e) of the Bank Holding Company Act of 1956 (a "Financial Affiliate"), is a party, or in connection with the enforcement of rights or remedies hereunder; (vii) to a Bank Affiliate or a Subsidiary or Affiliate of the Administrative Agent in connection with this Agreement so long as such Person is bound by the provisions of or provisions substantially similar to this Section 11.6; (viii) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions involving the Company or its obligations so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of or provisions substantially similar to this Section 11.6; or (ix) with the consent of the Company.

               (b) Unless specifically prohibited by applicable law or court order, each of the Banks and the Administrative Agent shall, prior to disclosure thereof, notify the Company of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or pursuant to legal process.

               (c) In no event shall any Bank or the Administrative Agent be obligated or required to return any materials furnished to it or its Affiliate by the Company or any of its Subsidiaries.


         11.7. Assignee or Participant Affiliated with the Company. If any
               ---------------------------------------------------
assignee Bank is an Affiliate of the Company, then any such assignee Bank shall have no right to vote as a Bank hereunder for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to this Agreement, and the determination of the Majority Banks shall for all purposes of this Agreement be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans to a Participant, and such Participant is the Company or an Affiliate of the Company, then such transferor Bank shall promptly notify the Administrative Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to this Agreement to the extent that such participation is beneficially owned by the Company or any Affiliate of the Company, and the determination of the Majority Banks shall for all purposes of this Agreement be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

         11.8. Miscellaneous Assignment Provisions. Any assigning Bank shall
               -----------------------------------
retain its rights to be indemnified pursuant to Section 13.6 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder for its account, deliver to the Company and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder.

         11.9. Assignment by the Company. The Company shall not assign or
               -------------------------
transfer any of its rights or obligations under any of this Agreement without the prior written consent of each of the Banks.

         11.10. Additional Banks. On one or more occasions, one or more
                ----------------
Additional Banks may be admitted as Banks party to this Agreement in connection with an increase of the Total Commitment pursuant to Section 2.8, subject to (i) execution and delivery by any such Additional Bank to the Administrative Agent, for recording in the Register pursuant to Section 11.4, of an Instrument of Adherence substantially in the form of Exhibit F hereto (an "Instrument of Adherence"), (ii) acceptance of such Instrument of Adherence by each of the Administrative Agent and the Company by their respective executions thereof, and
(iii) execution and delivery by the Company of a Revolving Credit Note to the order of such Additional Bank in the form of Exhibit A hereto. Upon the satisfaction of the foregoing conditions, from and after the effective date specified in each such Instrument of Adherence, which effective date shall be at least five (5) Business Days after the execution thereof, the Additional Bank shall be a Bank party hereto and have the rights and obligations of a Bank hereunder. By its execution and delivery of an Instrument of Adherence, each Additional Bank shall represent and warrant to and agree with the other parties to this Agreement as follows:

               (a) that such Additional Bank has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 5.1 and Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Instrument of Adherence;

               (b) that such Additional Bank will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

               (c)  that  such  Additional  Bank  is  qualified  as an  Eligible
Assignee;

               (d) that such Additional Bank appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto;

               (e) that such Additional Bank agrees that it will perform all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank; and

               (f) that such Additional Bank is legally authorized to enter into such Instrument of Adherence.

         SECTION 12.  MISCELLANEOUS
                      -------------

         12.1. Consents, Amendments and Waivers. Any consent or approval
               --------- ---------- --- -------
required or permitted by this Agreement to be given by all of the Banks may be given, and any term of this Agreement or any instrument related hereto may be amended, and the performance or observance by the Company or any of its Subsidiaries of any terms of this Agreement or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes, the term of the Notes, the Total Commitment (except as provided in Section 2.8), the Commitment Percentage of any Bank, and the amount of the Facility Fee hereunder may not be changed without the written consent of the Company and the written consent of each Bank affected thereby; the definition of Majority Banks may not be amended without the written consent of all of the Banks; and the amount of the Administrative Agent's fees and Syndication Agent's fees and Section 10 may not be amended without the written consent of the Administrative Agent or Syndication Agent, as applicable, and, if affected thereby, the Syndication Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Company shall entitle the Company to other or further notice or demand in similar or other circumstances.

         12.2. Notices. All notices, requests and demands to or upon the
               -------

respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, postage prepaid, or, if sent by telecopy, when received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Company:               Leucadia National Corporation
                                    315 Park Avenue South
                                    New York, New York 10010
                                    Attention:  President
                                    Telecopy:  212-598-4869

         with a copy to:            Weil, Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, New York  10153
                                    Attention:  Stephen E. Jacobs, Esq.
                                    Telecopy:  212-310-8007

         The Banks:                 Fleet National Bank
                                    Mail Stop: CTEH40225C
                                    777 Main Street
                                    Hartford, CT 06115
                                    Attention:  George J. Urban
                                    Telecopy:  860-952-7604

                                    JPMorgan Chase Bank
                                    1166 Avenue of the Americas, 15th Floor
                                    New York, New York 10036
                                    Attention:  Wendy Weinsier-Segal, VP
                                    Telecopy:  212-899-2908

                                    HSBC Bank USA
                                    452 Fifth Avenue
                                    New York, New York 10018
                                    Attention: Michael P. Behuniak
                                    Telecopy:  212-525-5676

                                    Israel Discount Bank of New York
                                    511 Fifth Avenue
                                    New York, New York 10017-4997
                                    Attention: Robert J. Fainelli
                                    Telecopy:  212-986-4786

         The Administrative Agent:  Fleet National Bank
                                    777 Main Street
                                    Mail Stop: CTEH40225C
                                    Hartford, CT 06115
                                    Attention:  George J. Urban
                                    Telecopy:  860-952-7604

         The Syndication Agent:     JPMorgan Chase Bank
                                    1166 Avenue of the Americas, 15th Floor
                                    New York, New York 10036
                                    Attention:  Wendy Weinsier-Segal, VP
                                    Telecopy:  212-899-2908


provided that any notice, request or demand to or upon the Administrative Agent pursuant to Sections 2.3 or 3.2 shall be subject to the time restrictions stated in those Sections.

         12.3. No Waiver; Cumulative Remedies. No failure to exercise and no
               -- ------  ---------- --------
delay in exercising, on the part of the Administrative Agent or the Banks, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         12.4. Survival of Representations and Warranties. All representations
               -------- -- --------------- --- ----------
and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

         12.5. Payment of Expenses. Subject to a Bank's compliance with Section
               ------- -- --------
5.10 hereof, the Company agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, (b) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or any of the Banks (other than taxes based upon the Administrative Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Agreement (the Company hereby agreeing to indemnify the Administrative Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Administrative Agent's counsel incurred in connection with the preparation, administration or interpretation of this Agreement, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder,
(d) the fees, expenses and disbursements of the Administrative Agent incurred by the Administrative Agent in connection with the preparation, administration or interpretation of this Agreement, and (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Administrative Agent in connection with (i) the enforcement of or preservation of rights under this Agreement against the Company or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Administrative Agent's relationship with the Company or any of its Subsidiaries. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

         12.6. Indemnification. The Company agrees to indemnify and hold
               ---------------
harmless the Administrative Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans, (ii) the Company or any of its Subsidiaries entering into or performing this Agreement or any of the other Loan Documents or (iii) with respect to the Company and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. The Company shall have control of any such litigation and the Company shall pay the reasonable fees and expenses of one counsel to be selected jointly by the Administrative Agent and the Banks, which counsel shall be reasonably acceptable to the Company. If, and to the extent that the obligations of the Company under this subsection are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

         12.7. Successors and Assigns. This Agreement shall be binding upon and
               ---------- --- -------
inure to the benefit of the Company, the Administrative Agent, the Banks, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Agreement without the prior written consent of each of the Banks.

         12.8. Set-off. In addition to any rights or remedies of the Banks
               -------
provided by law, each Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon the acceleration of obligations under and in respect of this Agreement and the Notes pursuant to Section 10, the filing of a petition under any of the provisions of the federal bankruptcy act or amendments thereto, by or against the Company, the making of an assignment for the benefit of creditors by the Company, the application for the appointment, or the actual appointment, of any receiver of the Company, or of any of the property of the Company, the issuance of any execution against any of the property of the Company, the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any of the property of the Company, or the issuance of a warrant of attachment against any of the property of the Company, to set-off and apply against any indebtedness, whether matured or unmatured of the Company to such Bank, any amount owing from such Bank to the Company at, or at any time after, the happening of any of the above mentioned events, and the aforesaid right of set-off may be exercised by such Bank against the Company or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Company, the Company or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Bank prior to the making, filing or issuance, or service upon such Bank (either directly or through the Administrative Agent) of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Such Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by the Bank, provided, that, the failure to give such notice shall not affect the validity of such set-off and application. Each Bank agrees with the other Banks that (i) if an amount to be set off is to be applied to Indebtedness of the Company to a Bank, other than Indebtedness evidenced by the then outstanding Notes held by all of the Banks, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes, and (ii) if a Bank shall receive from the Company, whether by voluntary payment, exercise of the right of set-off, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by a Bank by proceeding against the Company at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by a Bank any amount in excess of its ratable portion of the payments received by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided, however, that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         12.9. Termination. This Agreement shall terminate in the event (I) Ian
               -----------
Cumming and Joseph Steinberg cease to own, directly or indirectly, 32% or more of the Voting Stock of the Company, provided, that Messrs. Cumming and/or Steinberg may cease to own, directly or indirectly, 32% or more of the Voting Stock of the Company if: (a) in the aggregate, they own, directly or indirectly, at least 23% of the outstanding Voting Stock, and (b)(i) if during the lifetime of Mr. Cumming or Mr. Steinberg, the aggregate Market Value of the Voting Stock owned by them, directly or indirectly, is at least $200,000,000 or (ii) if upon the death of either Mr. Cumming or Mr. Steinberg, the aggregate Market Value of the Voting Stock owned, directly or indirectly, by the survivor would be at least $100,000,000 or (II) either Mr. Cumming or Mr. Steinberg ceases (if as a result of death, effective as provided below) to be a principal executive officer (which shall include the office of Chairman of the Board of Directors) of the Company. Such termination shall be immediate if it arises from any event other than the death of either or both of Ian Cumming and Joseph Steinberg. If such termination shall arise from the death of either or both of Ian Cumming and Joseph Steinberg such termination shall take effect 130 days after such event. Upon any such termination, the Company shall pay to the Administrative Agent for the accounts of the Banks all amounts owing under this Agreement and the Notes. No such termination shall affect any rights acquired by the Banks under this Agreement prior to or as a result of such termination.

          For purposes hereof: (i) The term "owned, directly or indirectly" shall be deemed to include all Voting Stock received from Mr. Cumming or Mr. Steinberg by any member of their respective immediate families or by any trust for the benefit of either of them or any member of their respective immediate families (a "Recipient"), which Voting Stock is held by a Recipient during the lifetime of Mr. Cumming or Mr. Steinberg. In determining the number of outstanding Common Shares then held by Messrs. Cumming and Steinberg and the total number of outstanding Common Shares, there shall be excluded Common Shares issued by the Company after December 31, 1991, or the conversion into or exchange for, after December 31, 1991, Common Shares or securities convertible into or exchangeable for Common Shares. (ii) The term "Market Price" shall mean, with reference to the Company's Common Shares ("Common Shares") for any Trading Day, the last reported sale price of a Common Share as reported on the New York Stock Exchange or on any principal stock exchange on which the Common Shares are then listed or admitted to trading or on the National Association of Securities Dealers National Market System, if quoted; or, if the Common Shares are not then listed or admitted to trading on any national securities exchange and there is no reported last sale price or bid and asked prices available, the average of the reported high-bid and low-asked prices on such day as reported by a reputable quotation service or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day; or, in the absence of one or more such quotations, the current market price determined in good faith by the Board of Directors of the Company on the basis of such quotations or factors as it deems appropriate. (iii) The term "Market Value" shall mean, with reference to the Company's Common Shares, the average Market Price of such Common Shares for the twenty Trading Days immediately preceding the date of the sale, transfer or disposition giving rise to the need to determine Market Value.

         12.10. Counterparts. This Agreement may be executed by one or more of
                ------------
the parties to this Agreement in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         12.11. Governing Law. This Agreement and the Notes and the rights and
                -------------
obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the laws (excluding the laws applicable to conflicts or choice of law) of the Commonwealth of Massachusetts.

         12.12. Effective Date. This Agreement shall become effective only upon
                --------------
the occurrence of the following events (the earliest date upon which all such events have occurred being the "Effective Date"):

               (a) satisfaction of the conditions precedent specified in Section 6.1; and

               (b) payment by the Company to the Administrative Agent (i) for the account of each bank, other than the Banks, party to the Prior Agreement of the aggregate principal amount (if any) outstanding and all accrued and unpaid interest, fees and other amounts (if any) in respect of loans by such bank under the Prior Agreement and (ii) for the account of each Bank of the aggregate principal amount (if any) outstanding in respect of Loans by such Bank under the Prior Agreement in excess of the such Bank's Commitment under this Agreement.

Upon satisfaction of the foregoing conditions to the effectiveness of this Agreement, this Agreement shall supercede and terminate (except as amended and restated herein) the Prior Agreement.

         12.13.  Waiver of Jury Trial.
                 ---------------------

          EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE NOTES, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY BANK RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THIS AGREEMENT OR THE NOTES AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    LEUCADIA NATIONAL CORPORATION

                                    By:
                                         -------------------------
                                    Name:
                                    Title:


                                    FLEET NATIONAL BANK,
                                    individually and as Administrative Agent

                                    By:
                                        -------------------------
                                    Name:
                                    Title:


                                    JPMORGAN CHASE BANK,
                                    individually and as Syndication Agent


                                    By:
                                       -------------------------
                                    Name:
                                    Title:


                                    HSBC BANK USA

                                    By:
                                       ------------------------
                                    Name:
                                    Title:


                                    ISRAEL DISCOUNT BANK OF NEW YORK

                                    By:
                                       -------------------------
                                    Name:
                                    Title:

                                    By:
                                       ------------------------
                                    Name:
                                    Title:


                                                                                                                Schedule 1


                                                          Amount of                           Commitment
                    Bank                                 Commitment                           Percentage
                    ----                                 ----------                           ----------

Fleet National Bank                                      $40,000,000                           36.3636%
   Domestic Lending Office:
     100 Federal Street
     Boston, MA  02110

   Eurocurrency Lending Office:
     100 Federal Street
     Boston, MA  02110


JPMorgan Chase Bank                                      $30,000,000                           27.2727%
     Domestic Lending Office:
       1166 Avenue of the Americas,
         15th Floor
       New York, NY 10036

     Eurocurrency Lending Office:
       1166 Avenue of the Americas,
         15th Floor
       New York, NY 10036


HSBC Bank USA                                            $25,000,000                           22.7273%
   Domestic Lending Office:
       452 Fifth Avenue
       New York, NY  10018

   Eurocurrency Lending Office:
       452 Fifth Avenue
       New York, NY  10018

Israel Discount Bank of New                              $15,000,000                           13.6364%
York
   Domestic Lending Office:
       511 Fifth Avenue
       New York, NY  10017-4997

   Eurocurrency Lending Office:
       511 Fifth Avenue
       New York, NY  10017-4997

                                                 ============================         ===========================

                                                        $110,000,000                             100%


                                       54